                                                                   EXHIBIT 10.27

                                 LEASE AGREEMENT

                                 by and between

                           BONE (DE) QRS 15-12, INC.,

                             a Delaware corporation

                                   as LANDLORD

                                       and

                                 HOLOGIC, INC.,
                             a Delaware corporation,

                                    as TENANT

                     Premises: 35 Crosby Drive, Bedford, MA
                               36 Apple Ridge,  Danbury, CT

                         Dated as of: August 28th, 2002

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                                TABLE OF CONTENTS

                                                                     PAGE

LEASE SUMMARY SHEET.................................................  iii
LEASE GRANT; TITLE; CONDITION AND NON-TERMINABILITY; SINGLE LEASE...    1
CERTAIN DEFINITIONS.................................................    3
EXTENSION TERMS; NOTICE OF LEASE....................................   10
USE.................................................................   11
RENT................................................................   11
IMPOSITIONS.........................................................   13
MAINTENANCE AND REPAIRS.............................................   14
ALTERATIONS.........................................................   15
ASSIGNMENT AND SUBLETTING...........................................   17
LEASEHOLD MORTGAGE..................................................   21
ENCUMBRANCES BY LANDLORD............................................   21
RIGHT OF FIRST OFFER................................................   22
INTENTIONALLY DELETED...............................................   24
LIMITED RIGHT OF FIRST REFUSAL......................................   24
INSURANCE...........................................................   25
INDEMNIFICATION.....................................................   29
CASUALTY; CONDEMNATION..............................................   30
TERMINATION EVENTS..................................................   31
RESTORATION.........................................................   32
PROCEDURES UPON PURCHASE............................................   34
ACCESS TO THE PREMISES..............................................   35
ENVIRONMENTAL MATTERS...............................................   36
SUBDIVISION OF BEDFORD PREMISES & POST CLOSING OBLIGATIONS..........   37
EVENTS OF DEFAULT...................................................   38
REMEDIES AND DAMAGES UPON DEFAULT...................................   40
ESTOPPEL CERTIFICATES...............................................   43
LEGAL REQUIREMENTS..................................................   43
SURRENDER; HOLD-OVER................................................   44

                                TABLE OF CONTENTS
                                   (continued)

                                                                     PAGE

NO MERGER OF TITLE..................................................   44
BOOKS AND RECORDS...................................................   45
SIGNAGE.............................................................   45
QUIET ENJOYMENT.....................................................   46
NOTICES.............................................................   46
FINANCIAL COVENANTS; SECURITY DEPOSIT...............................   46
NON-RECOURSE........................................................   48
MISCELLANEOUS.......................................................   48

EXHIBITS

Exhibit A   Legal Description of Land
Exhibit B   Description of Equipment
Exhibit C   Permitted Encumbrances
Exhibit D   Basic Rent Payments
Exhibit E   Percentage Allocation of Basic Rent
Exhibit F   Covenants
Exhibit G   Termination Values
Exhibit H   Form of Leasehold Mortgage Agreement
            Exhibit 1    Legal Description
            Exhibit 2    Equipment
Exhibit I   Form Of Recognition Agreement
Exhibit J   Plan Of 3-Acre Parcel
Exhibit K   Tenant's Post-Closing Environmental Obligations

                               LEASE SUMMARY SHEET

Commencement Date:             August 28, 2002

Tenant:                        Hologic, Inc., a Delaware corporation
                               35 Crosby Drive
                               Bedford, MA  01730

Landlord:                      BONE (DE) QRS 15-12, INC., a Delaware corporation

Bedford Premises:              That certain parcel of land, consisting of
                               approximately 20.74 acres and more particularly described on Exhibit A attached hereto and incorporated herein (the "Bedford Land"), together with all of the improvements now or hereafter constructed on the Land, including, without limitation, that certain building (the
                               "Bedford Building") containing approximately
                               207,000 square feet and commonly known as 35
                               Crosby Drive, Bedford, MA (the "Bedford
                               Improvements") and the fixtures, machinery, equipment and other property described in Exhibit B attached hereto and incorporated herein (collectively, the "Bedford Equipment"), and the appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto.

Danbury Premises:              That certain parcel of land, consisting of
                               approximately 11.4 acres and more particularly described on Exhibit A-2 attached hereto and incorporated herein (the "Danbury Land"), together with all of the improvements now or hereafter constructed on the Danbury Land, including, without limitation, that certain building (the "Danbury Building") containing approximately 62,042 square feet and commonly known as 36 Apple Ridge Way, Danbury, CT (the
                               "Danbury Improvements") and the fixtures, machinery, equipment and other property described in Exhibit B attached hereto and incorporated herein (collectively, the "Danbury
                               Equipment"), and the appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto.

Initial Term:                  Commencing on the Commencement Date and expiring
                               on the twentieth anniversary of the last day of the month in which the Commencement Date occurs, unless earlier terminated or extended as set forth herein.

Extension Terms:               Four (4) options to extend the Initial Term for
                               five (5) years each, as more particularly set forth in Section 3 below.

Basic Rent:                    See Exhibit "D"

Right of First Offer:          See Section 12.

Limited Right of First
 Refusal:                      See Section 14.

                                 LEASE AGREEMENT

     This Lease ("Lease") dated as of the Commencement Date is hereby entered into by and between Landlord and Tenant.

     Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

     1.   LEASE GRANT; TITLE; CONDITION AND NON-TERMINABILITY; SINGLE LEASE.

          (a) Upon and subject to the terms, conditions, covenants and provisions hereof, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term.

          (b) The Premises are leased subject to (i) applicable Legal Requirements (hereinafter defined), (ii) the existing state of title of the Premises, including any Permitted Encumbrances (hereinafter defined), (iii) any state of facts which an accurate survey or physical inspection of the Premises might show, (iv) rights of parties in possession and (v) the condition of the Premises as of the Commencement Date, without representation or warranty by Landlord.

          (c) Tenant acknowledges that the Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) THEIR FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE PREMISES WITH ANY APPLICABLE LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENTAL THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT

LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 1(c) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

          (d) Tenant represents to Landlord that Tenant has examined the title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) except as provided in Section 12 hereof with respect to a right of first offer, and Section 14 with respect to a limited right of first refusal, Tenant has only the leasehold right of possession and use of the Premises, as provided herein and (ii) all contractors and subcontractors who have performed work on or supplied materials to the Premises have been fully paid, and all materials and supplies have been fully paid for.

          (e) This Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations (as hereinafter defined) shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated or modified pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

          (f) Tenant, on behalf of itself and any trustee or legal representative (under the Federal Bankruptcy Code or any similar state insolvency proceeding) expressly acknowledges and agrees that, notwithstanding any provision in this Lease to the contrary, it is the express intent of Landlord and Tenant to create, and that this Lease constitutes, a single lease with respect to each and every parcel of Land, Improvements and Equipment included in the Premises (wherever located), and this Lease shall not be (or be deemed to be) divisible or severable into separate leases for any purpose whatsoever, and Tenant, on behalf of itself and any such trustee or legal representative, hereby waives any right to claim or assert a contrary position in any action or proceeding. Tenant further acknowledges and agrees that the allocation of Acquisition Cost and Basic Rent are included to provide a formula for Basic Rent adjustment and lease termination under certain circumstances and as an accommodation to Tenant. Any Event of Default hereunder in connection with either the Bedford Premises or the Danbury Premises shall be deemed to be an Event of Default with respect to the entire Premises (wherever located). The foregoing agreements and waivers by Tenant in this Paragraph 1(f) are made as a material inducement to Landlord to enter into the transaction contemplated by this Lease and that, but for the foregoing agreements and waivers by Tenant, Landlord would not consummate this Lease transaction.

     2.   CERTAIN DEFINITIONS.

               "3-acre Parcel" shall mean that parcel containing approximately
3.4 acres and designated as Lot 13 on Land Court Plan No. 34759F on file with the Middlesex South Registry of Deeds, a copy of which is attached hereto as Exhibit "J".

               "Acquisition Cost" shall mean $33,769,634, of which $27,486,911 is allocated to the Bedford Premises and $6,282,723 is allocated to the Danbury Premises.

               "Additional Rent" shall mean Additional Rent as defined in
Section 5.

               "Adjoining Property" shall mean all sidewalks, driveways, curbs, gores and vault spaces adjoining any of the Premises.

               "Affiliate" shall mean with respect to a specified Person, another Person who is controlled by, in control of, or under common control with the Person specified, and for purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

               "Alterations" shall mean all changes, additions or improvements to, all alterations, reconstructions or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

               "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

               "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

               "Basic Rent" shall mean, collectively, Basic Rent for the Bedford Premises and Basic Rent for the Danbury Premises as set forth in Exhibit "D".

               "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Section 5.

               "Bedford Building" shall mean Bedford Building as defined in the Lease Summary Sheet.

               "Bedford Premises" shall mean Bedford Premises as defined in the Lease Summary Sheet.

               "Business day(s)" shall mean any day except Saturday, Sunday or days on which national banks in the Commonwealth of Massachusetts are closed for business.

               "Casualty" shall mean any damage to or destruction of or which affects the Premises.

               "Commencement Date" shall mean Commencement Date as defined in the Lease Summary Sheet.

               "Competitor" shall mean a direct business competitor of Tenant in any area of Tenant's business which accounts for more than five percent (5%) of Tenant's gross revenue at the time.

               "Condemnation" shall mean (a) any taking of all or a portion of any of the Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (b) any de facto condemnation.

               "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

               "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses.

               "Covenants" shall mean the covenants and agreements described on Exhibit "F".

               "CPA 15" shall mean CPA 15 as defined in Paragraph 12(e).

               "CPI Ratio" shall mean a fraction, the numerator of which is the CPI-U in effect as of the calendar month two (2) months before the applicable adjustment date, and the denominator of which is the CPI-U in effect as of the calendar month fourteen (14) months before the applicable adjustment date.

               "CPI-U" shall mean the Consumer Price Index as published by the United States Department of Labor, Bureau of Labor Statistics for all Urban Consumers, Boston, Subgroup "all items" (1982-84=100).

               "Danbury Building" shall mean Danbury Building as defined in the Lease Summary Sheet.

               "Danbury Premises" shall mean Danbury Premises as defined in the Lease Summary Sheet.

               "Default Rate" shall mean the Default Rate as defined in Section 5(c)(iv).

               "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter be agreed to in writing by Tenant.

               "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance, or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

               "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Premises, or from the Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which is reasonably likely to result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which is reasonably likely to result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances at, upon, under, onto, within or from the Premises in violation of any Environmental Laws,
(d) any activity, occurrence or condition which is reasonably likely to result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Premises, or which is reasonably likely to result in a creation of a lien on the Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law which, in any such case of subsections (a) through (e) above, occurs, exists or arises prior to the expiration or termination of this Lease.

               "Equipment" shall mean, collectively, the Bedford Equipment and the Danbury Equipment.

               "Event of Default" shall mean an Event of Default as defined in
Section 24.

               "Expansions" shall mean any addition to the Bedford Building or the Danbury Premises which increases square footage and requires the reconstruction of any exterior wall.

               "Extension Notice" shall mean Extension Notice as defined in
Section 3.

               "Extension Term(s)" shall mean Extension Term as defined in the Lease Summary Sheet and Section 3.

               "Fair Market Rental Value" shall mean the fair market rental value of the Premises for the relevant Extension Term determined in accordance with the procedure specified in Exhibit "D".

               "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

               "GAAP" shall mean generally accepted accounting principles, consistently applied.

               "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous

Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

               "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

               "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

               "Impositions" shall mean the Impositions as defined in Section 6.

               "Improvements" shall mean, collectively, the Bedford Improvements and the Danbury Improvements.

               "Indemnitee" shall mean an Indemnitee as defined in Section 16.

               "Initial Term" shall mean Initial Term as defined in the Lease Summary Sheet.

               "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

               "Land" shall mean, collectively, the Bedford Land and the Danbury Land.

               "Landlord's Non-Bifurcation Obligation" shall mean Landlord's obligation not to offer to sell to any Person only the Bedford Premises or only the Danbury Premises.

               "Landlord Parties" shall mean Landlord, its agents and employees.

               "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

               "Lease" shall mean this Lease Agreement.

               "Lease Summary Sheet" shall mean the Lease Summary Sheet attached hereto which is incorporated in this Lease and made a part hereof.

               "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

               "Leasehold Mortgage" shall mean any first lien leasehold mortgage, deed of trust, pledge or similar security device covering all of Tenant's leasehold estate in the Premises.

               "Leasehold Mortgagee" shall mean a national banking association, state chartered bank, savings and loan association, insurance company, savings bank, foreign bank authorized to do business in the United States, trust company, real estate investment trust or pension fund, each of which shall have net assets in excess of $500,000,000.

               "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Premises or requires Tenant to carry insurance other than as required by this Lease.

               "Lender" shall mean any person or entity (and its respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

               "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

               "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

               "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers all of the Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

               "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Section 15(a), as the case may be, less any reasonable expenses incurred by Landlord and Lender in collecting such award or proceeds.

               "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

               "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit C hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

               "Person" shall mean an individual, partnership, association, corporation or other entity.

               "Preapproved Assignee" shall mean Preapproved Assignee as defined in Section 9(a).

               "Premises" shall mean, singly, either the Bedford Premises or the Danbury Premises and collectively, the Bedford Premises and the Danbury Premises, as the context shall require.

               "Present Value" of any amount shall mean such amount discounted by seven percent (7%) per annum.

               "Prime Rate" shall mean the annual interest rate as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

               "Relevant Date" shall mean the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Section 18 which is occasioned by a Taking.

               "Rent" shall mean, collectively, Basic Rent and Additional Rent.

               "Site Assessment" shall mean a Site Assessment as defined in
Section 22.

               "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

               "Term" shall mean, collectively, the Initial Term and the effective Extension Term(s).

               "Termination Amount" shall mean the applicable amount set forth on Exhibit G, "Termination Values".

               "Termination Date" shall mean Termination Date as defined in
Section 18.

               "Termination Event" shall mean a Termination Event as defined in
Section 18.

               "Termination Notice" shall mean Termination Notice as defined in
Section 18.

               "Third Party Purchaser" shall mean Third Party Purchaser as defined in Paragraph 9(i).

     3.   EXTENSION TERMS; NOTICE OF LEASE.

          (a) Provided no Event of Default has occurred as of the date of (i) the applicable Extension Notice (hereinafter defined), and (ii) commencement of the applicable Extension Term (hereinafter defined), Tenant shall have the right (but not the obligation) to extend the Term for four (4) additional terms of five (5) years each (each, an "Extension Term"), commencing as of the expiration of the initial term of the Lease or the prior Extension Term, as the case may be. If Tenant elects to exercise such option, Tenant shall give Landlord written notice (the "Extension Notice") on or before the date that is one (1) year prior to the expiration of the then-current term of the Lease. Upon the timely giving of such notice, the Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Basic Rent during each Extension Term shall be calculated in accordance with Section 5 below and Tenant shall have one
(1) fewer option to further extend the Term. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant's proper and timely exercise of each option to extend the Term shall be self-executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant exercises such option.

          (b) Landlord and Tenant each agrees to join in the execution, in recordable form, of a statutory notice of lease in which shall be stated the Term, Tenant's right of first offer (as described in Section 12 below), Tenant's options to purchase (as described in Section 13 below), and limited right of first refusal (as described in Section 14 below) and other non-economic information typically contained in a notice of lease. Tenant shall have the right to file such notice of lease with the Middlesex South Registry District of the Land Court and the Danbury Land Records at Tenant's sole cost and expense.

     4.   USE.

          (a) Subject to Legal Requirements, during the Term Tenant shall use the Premises for any or all of the current uses and any or all of the following purposes: office, assembly, laboratory, distribution, warehousing and light manufacturing and purposes related to the foregoing, and with Landlord's consent, which shall not be unreasonably withheld conditioned or delayed, any other lawful use, and no other purposes.

          (b) Tenant shall not use the Premises or any part thereof, or suffer or permit the use or occupancy of the Premises or any part thereof by Tenant's agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants in any manner which would (i) violate any Law, Legal Requirement or Permitted Encumbrance; (ii) increase insurance rates on the Improvements or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder; or (iii) constitute a public or private nuisance or waste.

     5.   RENT.

          (a) During the Term, Tenant shall pay to Landlord the Basic Rent and Additional Rent (as hereinafter defined). It is expressly understood and agreed by and between the parties that this lease is a net lease, and Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein.

          (b) Basic Rent shall be paid in advance on the twenty-fifth day of each November, February, May and August during the Term (each such date, a "Basic Rent Payment Date"). Each such rental payment shall be made, at Landlord's sole discretion, (i) to Landlord in accordance with wire transfer instructions delivered to Tenant and/or to one other Person, in accordance with wire transfer instructions delivered to Tenant at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and (ii) by wire transfer in Federal Funds no later than the applicable Basic Rent Payment Date. Any change of wire instructions shall be delivered to Tenant in written form not less than fifteen (15) days prior to the payment date for which such instructions are to be effective.

          (c) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

               (i) except as otherwise specifically provided herein, all reasonable costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the performance of any of Tenant's obligations under this Lease, (B) any sale or other transfer of any of the Premises to Tenant under Sections 12 or 18 of this Lease, (C) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (D) any amendment to or modification or termination of this Lease made at the request of Tenant, (E) reasonable Costs of Landlord's counsel incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, (F) all costs and fees associated with the wire transfers of Rent payments, and (G) any other items specifically required to be paid by Tenant under this Lease;

               (ii) after the date all or any portion of any installment of Basic Rent is due and not paid within three (3) business days after the applicable Basic Rent Payment Date, an amount (the "Late Charge") equal to three percent (3%) of the amount of such unpaid installment or portion thereof;

               (iii) a sum equal to any additional sums (including any late charge, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

               (iv) interest at the rate (the "Default Rate") of three percent (3%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof if not paid within three (3) business days after the due date therefor,
(B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant pursuant to the terms of this Lease if not paid within three (3) business days after notice from Landlord, and (C) all other overdue amounts of Additional Rent if not paid within ten (10) days after the notice thereof, from the date when any such amount becomes overdue.

          (d) Tenant shall pay and discharge (i) any Additional Rent referred to in Section 5(c) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within thirty (30) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within thirty (30) days after Landlord's demand for payment thereof.

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

          (e) In no event shall amounts payable under Section 5(c)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

     6.   IMPOSITIONS.

          (a) Tenant shall, before interest or penalties are due thereon, pay and discharge or cause the payment and discharge of all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes), all charges for any Easement Agreement maintained for the benefit of any of the Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Premises, (iii) any of the Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Premises, any activity conducted on any of the Premises, or the Rent, or (v) the 3-acre Parcel, including any Easement Agreement in connection therewith, for so long as the Town of Bedford, Massachusetts does not recognize the 3-acre Parcel as a separate and distinct tax lot and does not issue a separate tax bill in connection therewith (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord which are determined on the basis of Landlord's net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge),
(B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax imposed on Landlord in connection with the sale of the Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which become due and payable during the Term or are attributable to any period prior to the expiration or termination of this Lease. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for or evidence of payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

          (b) Following the occurrence of an Event of Default Tenant shall pay to Landlord such amounts (each an "Escrow Payment") quarterly together with payments of Basic Rent so that there shall be in an escrow account an amount sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes and assessments on or with respect to the Premises or payments in lieu thereof and premiums on any insurance required by this Lease and any reserves for capital improvements, deferred maintenance and repair reasonably required by any Lender. Landlord shall reasonably determine the amount of the Escrow Charges (it being agreed that such amounts shall equal any corresponding escrow installments required to be paid by Landlord to a Lender as a result of an Event of Default) and the amount of each Escrow Payment. As long as the Escrow Payments are being held by Landlord, the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) business days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

          (c) Tenant or its designees shall have the right to contest or review all such Impositions by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct promptly at its own cost and expense, and free of any expense to Landlord). Notwithstanding the foregoing, to the extent required by any Lender, Tenant shall provide Landlord security which is satisfactory (but not in excess of the sum of the amount in controversy and reasonable estimates of Costs in connection with such controversy, including interest, penalties, court costs and legal fees), in Landlord's reasonable judgment, to assure that such Impositions are paid, including all Costs that may be incurred or become due in connection therewith, and Tenant shall promptly pay all such Impositions if at any time the Premises or any part thereof shall then be immediately subject to forfeiture or if Landlord shall be subject to any criminal liability, arising out of the nonpayment thereof. The legal proceedings referred to in this Section 6(c) shall include appropriate proceedings and appeals from orders therein and appeals from any judgments, decrees or orders. In the event of any reduction, cancellation or discharge, Tenant shall pay the amount finally levied or assessed against the Premises or adjudicated to be due and payable on any such contested Impositions. If requested by Tenant, Landlord shall join in any contest or proceeding required to be brought by or in the name of Landlord and otherwise cooperate in all reasonable respects with Tenant in the prosecution thereof; provided, however, that Landlord will not be subjected to any liability for the payment of any Costs in connection with any contest or proceedings, and Tenant shall be responsible for any and all Costs reasonably incurred by Landlord in connection therewith, including but not limited to reasonable attorney's fees.

          (d) Landlord covenants and agrees that if there shall be any refunds or rebates on account of the Impositions paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any receipts which may be necessary to secure the payment of any such refund or rebate, and will pay over to Tenant such refund or rebate promptly following receipt thereof by Landlord.

     7.   MAINTENANCE AND REPAIRS.

          (a) Tenant shall, at all times during the Term and at its sole cost and expense keep and maintain (or cause to be kept and maintained) the Premises in as good order, condition and repair as on the date hereof and fit to be used for its intended use, ordinary wear and tear and permanent loss by Condemnation excepted. Such maintenance shall include, without limitation, all structural, non-structural, ordinary and extraordinary repairs and replacements which may be required to keep all parts of the Premises (including without limitation the roof, structure, fixtures and equipment, building systems, wiring, plumbing of the Bedford Building and Danbury Building and the parking areas and landscaped areas appurtenant thereto) in good order, condition and repair. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Section 7. Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Section 7 shall be made in conformity with the provisions of Section 8.

          (b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Premises, (ii) violate the provisions of any restrictive covenant affecting the Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, at Tenant's election, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

          (c) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of landlord or the occupier to be kept and performed thereunder. Neither Landlord nor Tenant will alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, prior written consent of the other party.

     8.   ALTERATIONS.

          (a) Tenant shall not make any Alterations in or to or Expansions to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, provided there is no Event of Default, Tenant may, without Landlord's prior written consent but with notice to Landlord and otherwise subject to the provisions of this Lease, make (i) non-structural Alterations costing less than

$1,000,000 (such amount to be increased on each anniversary of the Commencement Date by the CPI Ratio), provided that Tenant hereby agrees to notify Landlord in writing not less than fifteen (15) days prior to commencing any non-structural Alterations costing more than $250,000 (as increased on each anniversary of the Commencement Date by the CPI Ratio); (ii) decorative changes (such as installation of office partitions, painting, carpeting and window treatments) to the Premises; (iii) Alterations to move or remove any Equipment (provided that any Equipment so removed shall be replaced in accordance with this Section 8); and (iv) Alterations to parking areas, landscaping and other exterior areas. If Tenant makes any Alterations or Expansions pursuant to this Section 8 (such Alterations, Expansions and actions being hereinafter collectively referred to as "Work") whether or not Landlord's consent is required, then the market value of the Premises shall not be lessened in any material respect by any such Work, its usefulness impaired in any material respect or its useful life decreased in any material respect. Tenant shall not construct any additional buildings on the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All Alterations and Expansions shall be done at Tenant's sole cost and expense in a good and workmanlike manner and in compliance with Legal Requirements. If Tenant shall make any Alterations, then Landlord shall notify Tenant in writing, at the time of Landlord's approval thereof or, in the case of Alterations for which Landlord's approval is not required, within fifteen (15) business days after receipt of notice thereof which shall be accompanied by a detailed description of the Alterations to be made, whether Tenant will be required, at the expiration or earlier termination of the Term, to restore the Premises to substantially the same condition as existed immediately prior to such Alteration. Tenant shall provide Landlord with a copy of any as-built plan prepared by or on behalf of Tenant, if any, with respect to any structural Alteration. When Landlord's consent shall be required under this Section 8(a), such consent shall be deemed given unless Landlord gives Tenant written notice of its disapproval within fifteen (15) business days after receipt of request therefor. Any such notice of disapproval from Landlord to Tenant shall state with particularity Landlord's reasons for disapproval.

          (b) Any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within fifteen (15) business days after Tenant's receipt of notice thereof, at Tenant's expense, by filing the bond required by law or otherwise. Tenant shall have the right to contest any such liens by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct promptly at its or their own cost and expense). Notwithstanding the foregoing, if the lien is not removed by the filing of a bond, Tenant shall provide Landlord security which is satisfactory (but not in excess of the sum of the amount in controversy and reasonable estimates of costs in connection with such controversy, including interest, penalties, court costs and legal fees) in Landlord's reasonable judgment, to ensure that any such lien is paid. Tenant shall promptly pay and remove all such liens if at any time the Premises or any part thereof shall then be subject to immediate forfeiture as a result of the nonpayment thereof.

          (c) Tenant shall (i) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in or Expansions to the Premises and submit copies of such permits to Landlord prior to the commencement of any such Alterations or Expansions; (ii) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Legal Requirements; (iii) cause contractors employed by Tenant to (A) carry Worker's Compensation Insurance in accordance with statutory requirements, (B) carry Automobile Liability Insurance and Commercial General Liability Insurance (1) naming Landlord as an additional insured, and (2) covering such contractors on or about the Premises in the amounts stated in
Section 15 hereof, (C) provide the insurance to the extent required under
Section 15(a)(vi); and (D) submit insurance certificates evidencing such coverage to Landlord prior to the commencement of any such Alterations or Expansions; (iv) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease); (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Work; (vi) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein; and (vii) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Section 7 and Section 18(a), whether or not such Work involves restoration of the Premises.

     9.   ASSIGNMENT AND SUBLETTING.

          (a) Except as otherwise set forth herein, Tenant shall not, without Landlord's prior written consent, assign, mortgage, transfer or encumber this Lease in whole or in part. Any such notice of disapproval from Landlord to Tenant shall state with particularity Landlord's reasons for disapproval.

          (b)

               (i) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, upon not less than thirty (30) days prior written notice to Landlord, without obtaining Landlord's consent, to assign this Lease ("Preapproved Assignment") to (any of the following, a "Preapproved Assignee") (i) any Person which at all times during the Term is an Affiliate of Tenant's, (ii) any Person into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant's stock or assets, provided immediately after such assignment such Person has a tangible net worth (determined in accordance with GAAP) equal to or greater than Tenant's tangible net worth (determined in accordance with GAAP) immediately prior to such assignment, or (iii) to any Person that immediately following such assignment will have a publicly traded unsecured senior debt rating of "Baa1" or better from Moody's Investors Services, Inc. or a rating of "BBB+" or better from Standard & Poor's Corporation (or, if such entity does not then have rated debt, a determination to the reasonable satisfaction of Landlord that its unsecured debt would be so rated by such rating agencies).

               (ii) If Tenant desires to assign this Lease, whether by operation of law or otherwise, to a Person ("Non-Preapproved Assignee") who would not be a Preapproved Assignee ("Non-Preapproved Assignment") then Tenant shall, not less than ninety (90) days prior to the date on which it desires to make a Non-Preapproved Assignment submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the "Review Criteria"): (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Premises and (F) risk factors associated with the proposed use of the Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee no later than the thirtieth (30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment (provided that such approval shall not be unreasonably withheld, delayed or conditioned as to the proposed use of the Premises or risk factors associated therewith).

          (c)

               (i) Landlord hereby acknowledges that (A) pursuant to that certain Lease dated April 20, 2000 by and between Tenant, as landlord, and TechOnLine Incorporated ("TechOnLine"), as tenant, as amended by that certain First Amendment to Lease dated as of February 28, 2002 and as further amended by that certain Second Amendment to Lease dated August 20, 2002 (collectively, the "TechOnLine Lease"), TechOnLine occupies approximately 10,120 square feet on the second floor of the Bedford Building; and (B) pursuant to that certain Lease dated June 1, 2001 by and between Tenant, as landlord, and Phonetic Systems, Inc. ("Phonetic"), as tenant, as amended by that certain letter agreement dated February 19, 2002 (collectively, the "Phonetic Lease"), Phonetic occupies approximately 10,550 square feet on the third (3rd) floor of the Bedford Building. Simultaneously with the execution hereof, Landlord shall execute a subordination, non-disturbance and attornment agreement in favor of TechOnLine substantially in the form attached hereto as Exhibit "I" (a "Recognition Agreement"). In the event that the per-square-foot rent during the extension of the term under the TechOnLine Lease is set at less than $24.50 per square foot, Tenant shall provide Landlord, prior to the commencement of such extension term, with a security deposit equal to the positive difference between (x) the total rent under the TechOnLine Lease for the extension of the term at a rental rate of $24.50 per square foot and (y) the total rent payable by TechOnLine for the extension of the term.

               (ii) Tenant shall have the right, upon ten (10) days' prior written notice to, but without the consent of, Landlord and Lender, to enter into one or more additional subleases (a) that demise, in the aggregate (and with regard to the Bedford Building, together with the TechOnLine Lease and the Phonetic Lease), up to but not in excess of fifty Percent (50%) of the gross rentable square footage in each of the Bedford Building and Danbury Building, and (b) of all or any portion of the Premises to a Preapproved Assignee (each of the foregoing, a "Preapproved Sublet"). Other than pursuant to Preapproved Sublets (which include the TechOnLine Lease and the Phonetic Lease), at no time during the Term shall subleases exist for more than fifty percent (50%) of the gross rentable space in each of the Bedford Building and Danbury Building to any Person without the prior written consent of Landlord which consent shall be granted or withheld based on a review of the Review Criteria as they relate to the proposed sublessee and the terms of the proposed sublease and shall not be unreasonably withheld, delayed or conditioned with respect to the use or risk factors associated therewith. Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria. Provided the net rent (gross per square foot rent after deduction for Impositions, insurance and common area maintenance charges) under any Preapproved Sublet or other sublease approved by Landlord is proportionately equal to or greater than the Rent payable by Tenant hereunder on a per-square-foot basis, the Preapproved Sublet or such otherwise approved sublease is for not less than twenty-five (25%) of the gross rentable square feet in the Danbury Building or ten percent (10%) of the rentable square feet in the Bedford Building and the Preapproved Sublet or other such sublease is on terms otherwise reasonably acceptable to Landlord, Landlord shall not unreasonably withhold, condition or delay its consent to any request by Tenant to execute a Recognition Agreement in connection therewith. With respect to any Recognition Agreement required to be executed by Landlord pursuant to this Subsection 9(c)(ii), Landlord, upon request of the subtenant, shall obtain from Lender a recognition agreement substantially in the form of the Recognition Agreement.

          (d) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment by a written instrument delivered to Landlord at the time of such assignment. Any approved or permitted sublease of the Premises shall (A) be expressly subject and subordinate to this Lease and any Mortgage encumbering the Premises; (B) not extend beyond the then current Term minus one day; and (C) terminate upon any termination of this Lease (except for the TechOnLine Lease or any other applicable sublease which shall be subject to a Recognition Agreement with Landlord as required by Section 9(c)(i) or Section 9(c)(ii)), unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

          (e) With respect to any Preapproved Assignment or Preapproved Sublet, Tenant shall provide to Landlord information reasonably required by Landlord to establish that any proposed Preapproved Assignment or Preapproved Sublet satisfies the criteria set forth above.

          (f) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a copy thereof to Landlord. In the event of an assignment of the Lease, Tenant shall deliver to Landlord an original notice of assignment of lease in recordable form executed by Tenant and such assignee.

          (g) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Premises, provided, however, that after an Event of Default and so long as such Event of Default is continuing, Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money provided Landlord shall apply the same to Monetary Obligations payable by Tenant hereunder. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

          (h) Except as provided in the following Section 10, Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Premises, and any such mortgage, pledge or encumbrance made in violation of this Section 9 shall be void and of no force and effect.

          (i) Subject to the provisions of Sections 12 and 14 below, Landlord may sell or transfer the Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer provided such Third-Party Purchaser expressly assumes all of the obligations of Landlord hereunder, actual or contingent, by a written instrument delivered to Tenant, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations or reduce the rights of Tenant hereunder.

     10.  LEASEHOLD MORTGAGE

Notwithstanding the provisions of Section 9 hereof, Tenant shall have the absolute right, without the consent of Landlord, to mortgage or otherwise encumber this Lease or its rights hereunder (the "Leasehold Estate") with a Leasehold Mortgage to a Leasehold Mortgagee. The Leasehold Mortgagee shall notify Landlord, in the manner hereinafter provided for the giving of notice, of the execution of such Leasehold Mortgage and the name and place for service of notice upon such Leasehold Mortgagee. In the event that at the time of the creation of such Leasehold Mortgage, Landlord shall have mortgaged or otherwise encumbered its fee interest in the Premises, then such notice of such Leasehold Mortgage shall also be given to Lender. Landlord shall cooperate in all reasonable respects with Tenant, at Tenant's sole Cost, in providing necessary information in Landlord's possession or control as to the Premises or this Lease (or any other agreement or instrument executed in connection with the Premises or this Lease) to the Leasehold Mortgagee. Without limiting the foregoing, Landlord shall, at Tenant's sole Cost, endeavor to cause any report by any third party retained by Landlord (including without limitation architects, engineers and title examiners) to address or re-address documents prepared by them, respectively, to the Leasehold Mortgagee and to allow the Leasehold Mortgagee to rely thereon. Upon such notification to Landlord that Tenant has entered into a Leasehold Mortgage, Landlord hereby agrees for the benefit of the Leasehold Mortgagee, and upon written request by Tenant, to execute and deliver to Tenant and the Leasehold Mortgagee a recognition, attornment and assent to leasehold mortgage agreement ("Leasehold Mortgage Agreement") in recordable form, containing terms substantially similar to the terms of the form attached hereto as Exhibit F and incorporated herein and otherwise reasonably acceptable to Landlord and the Leasehold Mortgagee.

     11.  ENCUMBRANCES BY LANDLORD.

This Lease is and shall at all times be and remain subject and subordinate to the lien of any Mortgage (and to any and all advances made thereunder) upon the Landlord's fee interest in any of the Premises, (unless Landlord or such Lender requires this Lease to be superior to any such Mortgage); provided Landlord obtains and delivers to Tenant a subordination, non-disturbance and attornment agreement from Lender in form and substance reasonably satisfactory to Lender and Tenant, whereby such Lender agrees that, as long as there is not an Event of Default under the Lease, this Lease will not be affected and Tenant's possession and rights hereunder (including, without limitation, Tenant's rights to purchase the Bedford Premises and/or the Danbury Premises pursuant to Sections 12 or 14 below) will not be disturbed by any default in, termination, and/or foreclosure of, such Mortgage. Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any Mortgage made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease, provided such successor executes an assumption agreement whereby such successor assumes all of Landlord's obligations under the Lease. Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender.

     12.  RIGHT OF FIRST OFFER.

          (a) If, at anytime prior to the expiration or earlier termination of this Lease, Landlord decides to offer the Premises (Landlord acknowledging Landlord's Non-Bifurcation Obligation) for sale to any third party, Landlord shall first offer by written notice (the "Offer") to sell the Premises to Tenant for a specific purchase price (the "Purchase Price") and, upon such terms and conditions as Landlord, in Landlord's sole discretion, would otherwise intend to offer to sell the Premises, prior to Landlord's offering to sell the Premises to any such third party except that (i) the terms and conditions of any such sale to Tenant shall be (i) consistent with the terms and provisions of this Section 12 and (ii) the sale to Tenant shall be "as is", without representation or warranty by Landlord except as provided in Section 20. If Landlord shall make the Offer, then, whether or not Tenant has accepted the Offer, Landlord shall have the unilateral right, in Landlord's sole discretion, to revoke the Offer if an Event of Default exists under this Lease on the date on which Landlord shall give, or would otherwise be required to give, Tenant the Offer.

          (b) Tenant shall have the right in its name or in the name of any Affiliate of Tenant to accept the Offer only by giving Landlord written notice of such acceptance (the "ROFO Notice") within fifteen (15) business days after delivery by Landlord to Tenant of the Offer. Time shall be of the essence with respect to said fifteen (15) business day period and delivery of the ROFO Notice by Tenant. Upon Tenant's acceptance of the Offer, Tenant shall execute, upon the request of Landlord, any documentation reasonably required by Landlord to reflect Tenant's acceptance of the Offer. Notwithstanding anything to the contrary contained in this Lease, subject only to the provisions of Section 12(d) below, upon the delivery of the ROFO Notice by Tenant, no event or circumstances affecting the Premises (other than the closing of the purchase of the Premises pursuant to Paragraph 20) including, but not limited to, a Condemnation or Casualty, shall give Tenant any right or option of Tenant to cancel, surrender or otherwise terminate this Lease, and, if and only if the failure to close the purchase of the Premises is due to Tenant's wrongful act or omission, any other right or option of Tenant under the Lease to acquire the Premises, shall automatically be deemed to have been waived by Tenant for all purposes under this Lease.

          (c) If Tenant does not accept, or fails to accept, the Offer in accordance with the provisions herein, Landlord shall have no further obligation with respect to such Offer pursuant to the terms contained herein, except as otherwise set forth below, and Tenant shall have forever waived and relinquished its right to such Offer, but not to any subsequent Offer, and Landlord shall at any and all times thereafter be entitled to market the Premises to others upon such terms and conditions as Landlord in its sole discretion may determine, except that if the price ("Third Party Price") for which Landlord enters into a binding contract ("Third Party Contract") to sell the Premises is less than ninety percent (90%) of the Offer, Tenant shall have fifteen (15) days in which to accept the Third Party Price. Tenant shall, within five (5) days after Landlord's request therefor, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective. If (i) Landlord has not sold the portion of the Premises that was the subject of the Offer within twelve (12) months after the earlier to occur of (A) the expiration of the 15 business-day response period, or (B) the day on which Tenant refuses the Offer in writing, and (ii) Landlord still intends to sell the Premises that was the subject of the Offer, then Landlord shall send to Tenant a subsequent Offer to sell the Premises to Tenant for a specific purchase price and, upon such terms and conditions as Landlord, in Landlord's sole discretion, would otherwise intend to offer to sell the Premises.

          (d) If Tenant does not timely deliver the ROFO Notice and the Premises are transferred to a Third Party Purchaser, this Lease shall remain in full force and effect, including the provisions of this Section 12 and the right of Tenant to any subsequent Offer, Tenant will attorn to such Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and such Third Party Purchaser expressly assumes all of the obligations of Landlord hereunder, actual or contingent, by a written instrument delivered to Tenant. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations or reduce the rights of Tenant hereunder.

          (e) Notwithstanding anything to the contrary contained herein, the provisions of this Section 12 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Premises, (ii) any sale of the Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Premises is now or hereafter subject,
(iii) any transfer of Landlord's interest in the Premises to a Lender, beneficiary under deed of trust or other hold of a security interest therein or their designees by deed in lieu of foreclosure, (iv) any transfer of the Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Premises or any interest in Landlord to any Affiliate of W.P. Carey & Co. LLC, Carey Institutional Properties Incorporated, Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated or Corporate Property Associates 15 Incorporated ("CPA 15"), (vi) a transfer to any person or entity to whom CPA 15 sells all or substantially all of its assets or (vii) any transfer of the Premises to any of the successors or assigns of any of the persons or entities referred to in the foregoing clauses (i) through (iv), provided, however, that all of the terms of this Section 12 (including the exceptions in this Section 12(e)) shall remain in full force and effect with respect to any proposed sale of the Premises by any of the Persons described in this Section 12(e).

          (f) Any transfer of the Premises to Tenant or its Affiliate pursuant to this Section 12 shall be held on a date mutually acceptable to Landlord and Tenant that is no later than thirty (30) days following acceptance of the Offer or the date specified in the Third Party Contract, if applicable and shall otherwise be in accordance with Section 20 of this Lease.

     13.  INTENTIONALLY DELETED.

     14.  LIMITED RIGHT OF FIRST REFUSAL

          (a) Except as otherwise provided in Section 14(g), and provided an Event of Default does not then exist, if Landlord shall enter into a contract (the "Sale Contract") for the sale of the Premises (Landlord acknowledging Landlord's Non-Bifurcation Obligation) to a Competitor (and which may include other property owned by Landlord so long as a specific purchase price is reasonably allocated to the Premises), such Sale Contract shall be conditioned upon Tenant's failure to exercise its right under this Section 14. Promptly following the execution thereof, Landlord shall give written notice to Tenant, together with a copy of the executed Sale Contract.

          (b) For a period of thirty (30) days following receipt of such notice, Tenant shall have the right, exercisable by written notice to Landlord given within said thirty (30) day period, to elect to purchase the Premises at the purchase price set forth in the Sale Contract or allocated as set forth above and upon all the terms and conditions set forth in the Sale Contract except that no contingency period contained in such Sale Contract as to real estate due diligence matters such as environmental, engineering, inspection of the Premises, surveys, zoning, state of the title to the Premises (except that Landlord shall be obligated to convey such title as was conveyed to it by Tenant, excepting any title matters consented to by Tenant or created by or through Tenant after such conveyance, and Landlord shall remove any liens, restrictions and encumbrances created by or through Landlord after such conveyance by Tenant), shall apply to Tenant's obligation to purchase the Premises under this Section 14, and Tenant shall be obligated to purchase the Premises "as is, where is" as to such matters.

          (c) If at the expiration of the aforesaid thirty (30) day period Tenant shall have failed to exercise the aforesaid right by written notice to Landlord, Landlord may sell the Premises to such Competitor upon the terms set forth in the Sale Contract, subject to the terms of this Lease, including the provisions of this Section 14.

          (d) Except as otherwise specifically provided herein, the closing date for any purchase of the Premises by Tenant pursuant to this Section 14 shall be the later to occur of (i) thirty (30) days after the date of Tenant's notice to Landlord of its intention to purchase the

Premises upon the terms of the Sale Contract with a Third Party Purchaser or
(ii) the closing date provided in such Sale Contract. At such closing Landlord shall convey the Premises to Tenant or to any Affiliate of Tenant as designated in writing by Tenant in accordance with, and Tenant shall pay to Landlord the purchase price (or the allocated purchase price as set forth above) and other consideration set forth in, the applicable Sale Contract, subject in all events to the limitations set forth in Section 14(b).

          (e) Tenant shall have the right during the Term to exercise the foregoing right of first refusal upon each proposed sale of the Premises. IF THE TERM OF THIS LEASE SHALL TERMINATE OR EXPIRE, SUCH RIGHTS OF FIRST REFUSAL GRANTED PURSUANT TO THIS SECTION 14 SHALL TERMINATE AND BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT. IN SUCH EVENT TENANT SHALL EXECUTE SUCH DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS RIGHT OF FIRST REFUSAL.

          (f) If Tenant does not exercise its right of first refusal to purchase the Premises and the Premises are transferred to a Competitor, Tenant will attorn to any Competitor as Landlord so long as such Competitor and Landlord notify Tenant in writing of such transfer and such Competitor assumes all of the obligations of Landlord hereunder, actual or contingent, by a written instrument delivered to Tenant. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations or reduce the rights of Tenant hereunder.

          (g) Notwithstanding anything to the contrary contained herein, the provisions of this Paragraph 14 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Premises, (ii) any sale of the Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Premises is now or hereafter subject, (iii) any transfer of Landlord's interest in the Premises to a Lender, beneficiary under deed of trust or other hold of a security interest therein or their designees by deed in lieu of foreclosure, (iv) any transfer of the Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Premises or any interest in Landlord to any Affiliate of W.P. Carey & Co. LLC, Carey Institutional Properties Incorporated, Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated or CPA 15, (vi) a transfer to any person or entity to whom CPA 15 sells all or substantially all of its assets or (vii) any transfer of the Premises to any of the successors or assigns of any of the persons or entities referred to in the foregoing clauses (i) through (iv); provided, however, that all of the terms of this Paragraph 14 (including the exceptions in Section 14(g)) shall remain in full force and effect with respect to any proposed sale of the Premises by any of the Persons described in this Section 14(g) to a Competitor.

     15.  INSURANCE.

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

          (a) Tenant shall maintain the following insurance on or in connection with the Premises:

               (i) Insurance against risk of physical loss or damage to the Improvements and Equipment as provided under "Special Form" coverage, and including customarily excluded perils of hail, windstorm, flood coverage (only for the Premises that is in a flood zone), earthquake, and, to the extent required by Lender, terrorism and mold insurance, in amounts no less than the actual replacement cost of the Improvements and Equipment exclusive of foundations and excavations; provided that, (A) if Tenant's insurance company is unable or unwilling to include any of all of such excluded perils, Tenant shall have the option of purchasing coverage against such perils from another insurer on a "Difference in Conditions" form or through a stand-alone policy and (B) terrorism insurance shall be in amounts as are customary for properties of sizes, types, locations and uses as the Premises. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and shall contain deductibles not more than $50,000 per occurrence (such amount to be increased on each anniversary of the Commencement Date by the CPI Ratio).

               (ii) Commercial General Liability Insurance and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Premises, in an amount not less than $2,000,000 per occurrence/annual aggregate and Ten Million Dollars ($10,000,000) umbrella liability and all other coverage extensions that are usual and customary for properties of size, type, location and use as the Premises provided, however, that the Landlord shall have the right not more often than every three (3) years to require such higher limits as may be reasonable and customary for properties of this size and type.

               (iii) Workers' compensation insurance covering all persons employed by Tenant in connection with any work done on or about any of the Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Premises or, in lieu of such Workers' Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the state in which the respective Premises is located.

               (iv) Comprehensive Boiler and Machinery Insurance on any of the Equipment or any other equipment on or in the Premises, in an amount not less than $2,000,000 per accident for damage to property. Either such Boiler and Machinery policy or the Special Form policy required in (i) above shall include at least $1,000,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $50,000 (such amount to be increased on each anniversary of the Commencement Date by the CPI Ratio).

               (v) Business Interruption Insurance at limits sufficient to cover 100% of the Rent for not less than twelve (12) months from time of loss. Such insurance shall name

Landlord as loss payee solely with respect to Rent payable to or for the benefit of Landlord as its interest appears under this Lease.

               (vi) During any period in which structural or substantial non-structural Alterations in excess of $250,000 at the Premises are being undertaken, builder's risk insurance covering the total completed value including "soft costs" for additional interest expenses, legal and professional fees and insurance premiums and other customary "soft costs" for properties of similar size, use and location, with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis) replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

               (vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Section 15, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Premises as Landlord or Lender may reasonably require for properties of comparable sizes, locations, types and uses as the Premises.

          (b) The insurance required by Section 14 shall be written by companies which have a Best's rating of A:IX or above and a claims paying ability rating of AA or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or equivalent rating agency approved by Landlord and Lender in their reasonable discretion and are admitted in, and approved to write insurance policies by, the State insurance department for both Connecticut and Massachusetts. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Section 15(a)(i), 15(a)(iv) and 15(a)(vi) shall name Landlord as owner and Landlord or Lender as loss payee and Landlord or Tenant as its interest may appear. The insurance referred to in Section 15(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in
Section 15(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new insurance reasonably satisfactory to Landlord.

          (c)  Each insurance policy referred to in clauses (i), (iv), (v) and
(vi) of Section 15(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of
Section 15(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Premises.

          (d) Tenant shall pay as they become due all premiums for the insurance required by Section 15(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance or, if required by Lender, certified policies.

          (e) Anything in this Section 15 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Section 15(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Section 15 and provided further that Tenant shall provide to Landlord a so-called "Statement of Values" which shall be reviewed annually and amended as necessary by Tenant based on replacement cost valuations. A certificate of insurance or, if required by Lender, a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

          (f) Tenant shall promptly comply with and conform to (i) all Insurance Requirements, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Premises.

          (g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Section 15 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Section 15. Tenant shall promptly notify Landlord of such separate insurance and shall deliver to Landlord certificates of insurance evidencing such coverage or if required by Lender, certified copies of policies thereof.

          (h) All policies under Section 15(a) shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

          (i) All proceeds of any insurance required under Section 15(a) shall be payable as follows:

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

               (i)     Proceeds payable under clauses (ii), (iii) and (iv) of
Section 15(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Section 15(a) shall be payable to the Person entitled to receive such proceeds.

               (ii)    Proceeds of insurance required under clause (i) of
Section 15(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (vi) of Section 15(a) shall be payable to Landlord or Lender and applied as set forth in Section 17 or, if applicable, Section 18. Tenant shall apply the Net Award to restoration of the Premises in accordance with the applicable provisions of this Lease

     16.  INDEMNIFICATION.

          (a) Except to the extent attributable to the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord Parties, Lender and all other Persons described in Section 35 (each an "Indemnitee") from and against any and all liabilities, losses, damages (subject to Section 36(q) below), penalties, Costs (including reasonable attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity arising from (i) any matter pertaining to the use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Premises or Adjoining Property, (ii) any casualty to persons or property in any manner arising from the Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any Legal Requirement applicable to the Premises or Tenant's use or occupancy thereof or any Permitted Encumbrance or any encumbrance Tenant consented to or the Mortgage or Assignment or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws, (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity, and (D) any diminution in value or loss of rents after the expiration, termination or rejection of this Lease solely as a result of an Environmental Violation existing as of the date of such expiration, termination or rejection.

          (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the reasonable cost of which shall be paid by Tenant) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest, Landlord shall have the right to select counsel, and the reasonable cost of such counsel shall by paid by Tenant.

          (c) The obligations of Tenant under this Section 16 with respect to matters that existed or occurred prior to the termination, expiration or rejection in bankruptcy of this Lease shall survive any termination, expiration or rejection in bankruptcy of this Lease.

     17.  CASUALTY; CONDEMNATION.

          (a) If any Casualty to the Bedford Premises or the Danbury Premises occurs the insurance proceeds for which is reasonably estimated by Tenant to be equal to or in excess of One Hundred Thousand Dollars ($100,000) as increased annually by the CPI Ratio, Tenant shall give Landlord and Lender prompt notice thereof. So long as no Event of Default exists Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Section 15(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein. Any final adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord. The Net Award shall be applied as provided in Section 17(c) or, if the Casualty is a Termination Event, Section 18. The rights of Landlord under this Section 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

          (b) Landlord, promptly upon receiving a Condemnation Notice, shall notify Tenant thereof. Tenant, promptly upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. Upon notice to Tenant, Landlord and Lender are authorized to collect, settle and compromise, in their discretion, the amount of any Net Award. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof or settlement or compromise negotiations related thereto and to contest the Condemnation or the amount of the

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Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender, which shall not be unreasonably withheld, conditioned or delayed. Subject to the provisions of this Section 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Section 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

          (c) If any Casualty (whether or not insured against) or Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations except as otherwise specifically provided in Paragraph 18. Promptly after such Casualty or Condemnation for which Tenant does not give a Termination Notice, Tenant shall commence and diligently continue to restore the affected Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Premises to have been in the condition required by this Lease) and as required by Sections 7 and 8 of this Lease. So long as no Event of Default exists, any Net Award up to and including $500,000 (such amount to be increased on each anniversary of the Commencement Date by the CPI Ratio) shall be paid by Landlord to Tenant and Tenant shall restore the Premises in accordance with the requirements of Sections 8 and 19 of this Lease. Any Net Award in excess of $500,000 (such amount to be increased on each anniversary of the Commencement Date by the CPI Ratio) shall be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Premises pursuant to and in accordance with the provisions of Section 19 hereof.

     18.  TERMINATION EVENTS.

          (a) If (i) all or a substantial portion of the Bedford Premises and/or the Danbury Premises shall be subject to a Condemnation (such that Tenant certifies to Landlord that it will forever abandon operations at the Bedford Premises and/or the Danbury Premises) or (ii) all or a substantial portion of either of the Bedford Premises or Danbury Premises shall be subject to a Casualty during any exercised Extension Term (any such event, a "Termination Event"), then Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and Tenant shall have the right within thirty
(30) days after the occurrence of such Casualty to give to Landlord written notice in the form described in Section 18(b) (a "Termination Notice") of Tenant's election to terminate this Lease with respect to the Bedford

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

Premises or the Danbury Premises affected by such Condemnation or Casualty (the "Affected Premises"). If Tenant elects not to give Landlord a Termination Notice, then this Lease shall remain in full force and effect and all obligations of Tenant shall continue in full force and effect with respect to the Bedford Premises and the Danbury Premises. If Tenant delivers to Landlord a Termination Notice with respect to the Affected Premises, then this Lease shall remain in full force and effect with respect to the Premises not subject to Condemnation or Casualty and all obligations of Tenant and Landlord, including the obligation to pay Rent, shall continue in full force and effect with respect to such Premises.

          (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease with respect to the Affected Premises on the first Basic Rent Payment Date which occurs at least thirty (30) days after the date of the Condemnation Notice or thirty (30) days after the date of the Casualty (the "Termination Date"), and (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Termination Amount for the Affected Premises.

          (c) If Landlord shall reject such offer by Tenant to pay to Landlord the Termination Amount for the Affected Premises pursuant to Section 18(b) above by written notice to Tenant (a "Rejection") then this Lease shall terminate with respect to the Affected Premises on the Termination Date; provided that, if Tenant has not paid all Rent then due and owing (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) on the Termination Date all obligations of Tenant hereunder for the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall on or before the Termination Date vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Net Award shall be retained by Landlord.

          (d) Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the date of the Termination Notice, Landlord shall be conclusively presumed to have accepted such offer from Tenant to pay the Termination Amount for the Affected Premises. If such offer from Tenant to pay the Termination Amount for the Affected Premises is accepted by Landlord then, on the later of (i) the Termination Date or (ii) the date on which Tenant has available funds to pay the Termination Amount (but in no event later than forty-five (45) days after the Termination Date), Tenant shall pay to Landlord the Termination Amount and Rent then due and owing, this Lease shall terminate with respect to the Affected Premises except for any Surviving Obligations and, if requested by Tenant, Landlord shall (i) convey to Tenant the Affected Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant Landlord's entire interest in and to the Net Award, all in accordance with Section 20.

     19.  RESTORATION.

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

          (a) If any Net Award is in excess of $500,000 (such amount to be increased on each anniversary of the Commencement Date by the CPI Ratio), Landlord (or Lender if required by any Mortgage) shall hold the entire Net Award in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

               (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications and a budget for the restoration shall have been reasonably approved by Landlord and (B) Landlord and Lender shall be provided with acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety reasonably acceptable to Landlord in an amount not to exceed the cost of restoration, and name Landlord and Lender as additional dual obligees;

               (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against the Premises affected by such Casualty or Condemnation and remain undischarged or not bonded against or affirmatively insured against by the title company;

               (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) reasonably satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens,
(C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other reasonably requested evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

               (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

               (v) Landlord may retain the same percentage of the restoration fund as and to the extent as may be retained by Tenant under its construction contract with its general contractor (which shall not be less than 10% until 50% completion) until the restoration is fully completed;

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

               (vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

               (vii)   such other reasonable conditions as Landlord may impose.

          (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

          (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Section 19(b), such sum shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender.

     20.  PROCEDURES UPON PURCHASE.

          (a) If the Premises or any portion thereof are purchased by Tenant pursuant to Section 12, Section 14 or Section 18 of this Lease, Landlord shall convey the same title thereto than as was conveyed to Landlord by Tenant, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to the portion of the Premises being purchased (the "Purchased Property") and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Purchased Property which have been created by or suffered or resulted by or from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or were created by or with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

          (b) Upon the date fixed for any such purchase of the Purchased Property pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant or to its Affiliate (i) a quitclaim or similar form deed which describes the Purchased Property and conveys title thereto (but no better title than conveyed to Landlord by Tenant) as provided in Section 20(a), together with Landlord's right, title and interest in and to the Improvements, the Equipment and the Appurtenances relating to the Purchased Property, (ii) a bill of sale for the Equipment, (iii) an assignment of all of the guaranties and warranties, if any, from contractors, construction manager, suppliers and subcontractors, to the extent assignable, (iv) such other instruments as

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

shall be necessary or reasonably requested by Tenant or the title company to transfer to Tenant or its Affiliate the Purchased Property (or rights to any Net Award not yet received by Landlord or a Lender), and (v) with respect to a purchase under Section 18, any Net Award received by Landlord, not credited to Tenant against the Termination Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant with regard to the Purchased Property hereunder shall terminate, except any Surviving Obligations.

          (c) Landlord shall be obligated to use reasonable efforts to convey the Purchased Property in conformity with the title standard set forth in
Section 20(a) of this Lease. If the completion of such purchase shall be delayed, unless such delay is a result of Landlord's refusal to convey the Purchased Property as required herein, after the Termination Date, in the event of a purchase pursuant to Section 18 of this Lease then Rent shall continue to be due and payable until completion of such purchase. If the Landlord is unable (as opposed to refuses), for a period in excess of ninety (90) days from the scheduled closing date, to convey title as and when required herein, after using reasonable efforts to do so, Tenant shall have the right to continue this Lease in effect and not proceed to closing, accept title as it then exists (with a credit against the Purchase Price with respect to such title defect, as reasonably agreed to by Landlord and Tenant) or bring an action for specific performance.

          (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

     21.  ACCESS TO THE PREMISES.

          (a) Tenant and Tenant's officers, directors, employees, contractors, servants, agents, customers, invitees, licensees and subtenants shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to the terms of this Lease.

          (b) Subject to the terms hereof, Landlord shall, upon as much advance notice as is practical under the circumstances and no less than forty-eight (48) hours' notice in non-emergency situations, and when accompanied by a representative of Tenant, have the right to access and enter upon the Premises for the purposes of inspection and exercising any right reserved to Landlord by this Lease; and (z) upon no less than forty-eight (48) hours' notice, permit any of the Landlord Parties, at reasonable times, to show the Premises during ordinary business hours to any prospective mortgagee or purchaser of the Premises or of the interest of

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

Landlord therein, and, if Tenant has not exercised its rights pursuant to
Section 13 above, during the last twelve (12) months of the Term, prospective tenants; provided such access does not unreasonably interfere with the operation of Tenant's business and/or Tenant's use, occupancy and enjoyment of, and access to, any of the Premises.

     22.  ENVIRONMENTAL MATTERS.

          (a) Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation. Any and all reports prepared for or by Landlord with respect to the Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports; provided, however, that upon Tenant's request, Landlord shall cooperate with Tenant, at no cost to Landlord, in Tenant's efforts to obtain a so-called "reliance letter" from the preparer of any such report.

          (b) Upon at least three (3) business days' prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit any of the Premises and perform, environmental site investigations and assessments ("Site Assessments") on any of the Premises (i) in connection with any sale, financing or refinancing of such portion of the Premises, (ii) within the six (6) month period prior to the expiration of the Term if Tenant has not exercised its rights pursuant to Section 13 hereof, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the reasonable opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists. No more than one (1) Site Assessment for each of the Bedford Premises and the Danbury Premises shall be performed per Lease Year unless as a result of subsection (v) above. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. If an Environmental Violation is found to exist, the cost of performing and reporting the Site Assessment shall be paid by Tenant. In all other cases the cost shall be paid by Landlord.

          (c) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $250,000 (such amount to be increased on each anniversary of the Commencement Date by the CPI Ratio), Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such

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

remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Section 21(b), of the anticipated cost of such remedial action.

          (d) If Tenant fails, after the expiration of all applicable notice and cure periods, to correct any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all reasonable actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

          (e) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Section 22 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

          (f) All future subleases or occupancy agreements relating to any of the Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

          (g) Tenant shall perform or caused to be performed those obligations listed in Exhibit K hereto within the time period specified in Exhibit K.

     23.  SUBDIVISION OF BEDFORD PREMISES & POST-CLOSING OBLIGATIONS.

          (a) Landlord and Tenant acknowledge that prior to the sale of the Bedford Premises by Tenant to Landlord: (i) Tenant owned a parcel designated as Lot 5 on the Land Court Plan No. 34759C on file with the Middlesex South Registry District of the Land Court (the "Original Parcel") comprised of (1) the Bedford Premises and (2) the 3-acre Parcel; (ii) Tenant subdivided on or about August 13, 2002 in compliance with all applicable subdivision laws, Legal Requirements and Easement Agreements, the Original Parcel into the Bedford Premises and the 3-acre Parcel; (iii) Tenant sold on August 26, 2002, the 3-acre Parcel to N.W. Building 22 Trust (the "Adjoining Property Owner"); and (iv) Tenant and Adjoining Property Owner executed that certain Tax Apportionment Agreement dated August 26, 2002, to account for Tenant's and Adjoining Property Owner's proportionate share of taxes in connection with the Original Parcel until such time that the Bedford Premises and the 3-acre Parcel is separately assessed by the Town of Bedford, Massachusetts.

          (b) Tenant shall use reasonable efforts to: (i) cause the separate tax assessment of both the Bedford Premises and the 3-acre Parcel commencing with the July 1, 2003 - June 30, 2004 fiscal year; and (ii) cause the termination and release, within thirty (30) days after the date

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

hereof, of the Reserved Easements as such term is defined in that certain Deed from BASF Corporation to 35 Crosby Drive LLC, dated April 24, 1997 and filed as Document No. 1029886 at the South Registry of Middlesex County.

     24.  EVENTS OF DEFAULT.

The occurrence of any one or more of the following shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

          (a) a failure by Tenant to make any payment of Basic Rent on or prior to its due date, if such failure continues for three (3) business days after written notice with respect to the first late payment in any Lease Year and three (3) business days without notice for any subsequent failure in such Lease Year regardless of the reason for such failure;

          (b) a failure by Tenant to make any payment of any other Monetary Obligation on or prior to its due date, if such failure continues for ten (10) days after written notice thereof regardless of the reason for such failure;

          (c) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 24, and such failure continues for thirty (30) days (or such additional time, not to exceed ninety (90) days in the aggregate or such longer period as afforded to Landlord under the Mortgage, reasonably necessary to complete the cure of such default if within such thirty (30) day period Tenant shall commence to correct the same and thereafter diligently pursue the completion of such cure) after receipt of a reasonably detailed written notice from Landlord of such failure;

          (d) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect which has an adverse impact on Landlord based on Landlord's reliance thereon, and the facts are not conformed to such representation or warranty within thirty (30) days after written notice to Tenant from Landlord of such inaccuracy such that Landlord suffers no loss or detriment;

          (e) if Tenant fails to pay at maturity or if any lender of Tenant exercises its right to accelerate all payments due under loan documents relating to borrowed money having an original principal balance of $10,000,000 or more in the aggregate;

          (f) a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 (as such amount is increased on each anniversary of the Commencement Date by the CPI Ratio) in the aggregate shall be rendered against Tenant which is not covered by insurance, and the same shall remain undischarged for a period of sixty (60) consecutive days or such later date as is required by the judgment;

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

          (g) The breach of any Covenant shall occur, unless Tenant shall be in compliance with Section 34;

          (h) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

          (i) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

          (j) unless Tenant is actively seeking subtenants for the Premises, any of the Premises shall have been vacated for a period of more than one hundred twenty (120) consecutive days except during the period of restoration following a Casualty or Condemnation or shall have been abandoned;

          (k) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

          (l) the estate or interest of Tenant in any of the Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated, discharged or bonded against within sixty (60) days after it is made;

          (m) a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under any provision of any document between Tenant and Lender or from Tenant to Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

          (n) Tenant shall fail to deliver the estoppel described in Section 26 within the time period specified therein and such failure continues for ten (10) days after written notice thereof;

          (o)  Tenant shall fail to provide any insurance required by Section
15;

          (p)  Tenant shall enter into a sublease or assignment in violation of
Section 9;

          (q) Tenant shall sell or transfer all or substantially all of its assets a single transaction or a series of related transactions unless the sale or transfer is to a Pre-Approved Assignee under Section 9(b)(i) or a Non-Approved Assignee under Section 9(b)(ii) approved by

Landlord and Lender applying the Review Criteria set forth in Section 9(b)(ii) who assumes all of Tenant's obligations and liabilities under this Lease; or

          (r) Tenant's failure to timely comply with any of Tenant's post-closing environmental obligations in connection with the Danbury Premises as more particularly described in Exhibit "K" attached hereto and made a part hereof and such failure continues for fifteen (15) days after written notice from Landlord.

     25.  REMEDIES AND DAMAGES UPON DEFAULT.

          (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Section 25, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Section 24 and this Section 25.

               (i) Landlord may give Tenant written notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Premises to Landlord in accordance with
Section 28. If Tenant does not so surrender and deliver possession of the Premises, Landlord may re-enter and repossess the Premises, by legal process, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of the Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal except for its own gross negligence or willful misconduct. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Section 25(b)(i) or 25(b)(ii).

               (ii) After repossession of the Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Section 25(b)(ii).

               (iii) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in

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

full force and effect and Tenant shall have the right to possession of the Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term and (C) Tenant shall have no further rights under Sections 12, 13 or 14.

          (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Section 25(a)(i) or 25(a)(ii):

               (i) If Landlord exercises its remedy under Section 25(a)(i) but not its remedy under Section 25(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the projected fair market rental value of the Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

               (ii) If Landlord exercises its remedy under Section 25(a)(i) or its remedies under Section 25(a)(i) and 25(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Section 25(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Section 25(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions on the same payment dates on which Basic Rent would be payable if the Lease were not terminated, or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

          (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

          (d) Notwithstanding anything to the contrary contained herein, Landlord shall use reasonable efforts to mitigate any damages hereunder following any termination of this Lease or any termination of Tenant's possession of the Premises. The obligation of Landlord to use reasonable efforts to mitigate damages shall not be construed to require Landlord to rent all or any portion of the Premises for a use which, or to a Person who, would not qualify or if Landlord would not be required to consent thereto pursuant to the assignment and subletting provisions of Section 9 of this Lease, or to prioritize the renting of the Premises over other space which Landlord may have available in other properties owned by Landlord. If any applicable Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such applicable Law.

          (e) No termination of this Lease, repossession or reletting of the Premises, exercise of any remedy or collection of any damages pursuant to this
Section 25 shall relieve Tenant of any Surviving Obligations.

          (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

          (g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter any of the Premises, upon not less than 24 hours prior notice to Tenant (except in the event of any emergency in which case no notice shall be required) Landlord may enter any of the Premises for such purpose.

          (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof; and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach.

          (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future applicable Law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any

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

present or future applicable Law which exempts property from liability for debt or for distress for rent.

          (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

     26.  ESTOPPEL CERTIFICATES.

Either party shall, without charge, at any time and from time to time hereafter, within fifteen (15) business days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other Person specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any known default thereunder; (d) as to the existence of any known offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the Term; and (f) other information reasonably requested. Any such certificate may be relied upon by the party requesting it and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

     27.  LEGAL REQUIREMENTS.

          (a) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Neither Landlord nor Tenant will alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of the other party.

          (b) Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all applicable Legal Requirements and all Insurance Requirements which are applicable to the Premises or Alterations made by Tenant thereto. If Tenant receives notice of any violation of Legal Requirements applicable to the Premises, it shall give prompt notice thereof to Landlord.

          (c) Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), without cost or expense to Landlord, the validity or application of any applicable Legal Requirements and, if by the terms of any such applicable Legal Requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding. Landlord

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

agrees to execute and deliver any appropriate papers or other instruments which may be reasonably necessary or proper to permit Tenant so to contest the validity or application of any such Legal Requirements and to fully cooperate in all reasonable requests with Tenant in such contest; provided, however, that Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant shall be responsible for any and all costs or expenses reasonably incurred by Landlord, including but not limited to reasonable attorney's fees.

     28.  SURRENDER; HOLD-OVER.

          (a) If Tenant or any party claiming by, through or under Tenant, retains possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes (i) an Event of Default under this Lease, or (ii) a month-to-month tenancy, upon the terms and conditions set forth in this Lease, or (iii) the creation of a tenancy-at-sufferance, upon the terms and conditions set forth in this Lease; provided, however, that the monthly Basic Rent under subsection (ii) (or daily Rent prorated on the basis of a 365 day year for each day Tenant remains in possession under subsection (iii)) shall, in addition to all other sums which are to be paid by Tenant hereunder be equal to one hundred twenty five percent (125%) of Basic Rent with regard to the month immediately proceeding the month in which expiration or termination occurs.

          (b) Notwithstanding anything to the contrary contained herein, upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in good order, condition and repair (excepting only reasonable wear and tear and damage from a total or substantial Condemnation), free of personal property. The Premises shall be surrendered free and clear of all liens and encumbrances other than those existing at the commencement of the Term and those created, suffered or approved by Landlord.

          (c) After the expiration or earlier termination hereof, if Tenant fails to remove any personal property from the Premises within thirty (30) days after written notice from Landlord, such property (the "Abandoned Property") shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage and to any arrears of Rent.

     29.  NO MERGER OF TITLE.

There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Premises or any part thereof or interest therein, unless and until all

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

Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

     30.  BOOKS AND RECORDS.

          (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon at least two (2) business days' prior written notice to Tenant, to examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies (at cost) of any information to which such party would be entitled in the course of a personal visit.

          (b) Tenant shall deliver to Landlord and to Lender, upon Landlord's request, within thirty (30) days (except as set forth below) of filing, sending or otherwise making the same public, copies of all periodic reports filed by Tenant with the Securities and Exchange Commission ("SEC"); provided, however, that if such statements and reports are not required to be filed with the SEC, Tenant shall deliver to Landlord, (i) within ninety (90) days after the close of each fiscal year, annual audited financial statements of Tenant certified by a nationally recognized firm of independent certified public accountants, accompanied by an opinion of said accountants stating that (1) there are no qualifications as to the scope of the audit or setting forth the nature of such qualifications, and (2) the audit was performed in accordance with GAAP and (ii) within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer. All financial statements shall be prepared in accordance with GAAP. Tenant's chief financial officer shall provide a quarterly certification ("Covenant Certification") that Tenant is in compliance with the Covenants (except as otherwise specified in the Covenant Certification) together with a calculation of the Covenants, that the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and, except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit. The Covenant Certification shall be dated and delivered within ten (10) business days of the issuance of each such financial statement.

     31.  SIGNAGE

Subject to Legal Requirements, Tenant shall have the right to install, maintain and replace in, on or over or in front of any of the Premises, or in or on any part thereof, signs and advertising matter, and shall obtain any necessary permits for such purposes at Tenant's sole cost and expense. As used in this
Section 31, the word "sign" shall be construed to include any placard,

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

light or other advertising symbol or object, irrespective of whether same be temporary or permanent.

     32.  QUIET ENJOYMENT.

Tenant shall, upon paying the Rent reserved hereunder and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed, peaceably and quietly have and hold, the Premises, without hindrance or molestation by any person or persons claiming by, through or under Landlord, subject, however, to the terms of this Lease.

     33. NOTICES. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person, when delivery is refused, or by Federal Express or other nationally recognized reliable 24-hour delivery service with receipted delivery or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party as follows:

     If to Tenant:                 Hologic, Inc.
                                   35 Crosby Drive
                                   Bedford, MA  01730
                                   Attention: Chief Financial Officer

          with a copy to:          Brown Rudnick Berlack Israels, LLP
                                   One Financial Center
                                   Boston, MA  02111
                                   Attention: Carl E. Axelrod, Esquire

     If to Landlord:               W.P. Carey & Co. LLC
                                   50 Rockefeller Plaza, Second Floor
                                   New York, NY  10020
                                   Attention: Director, Asset Management

          with a copy to:          Reed Smith LLP
                                   2500 One Liberty Place
                                   1650 Market Street
                                   Philadelphia, Pennsylvania 19103-7301
                                   Attention: Chairman, Real Estate Department

          For the purposes of this Paragraph 33, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

     34.  FINANCIAL COVENANTS; SECURITY DEPOSIT.

          (a)  Tenant hereby covenants and agrees to comply with the Covenants.

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

          (b) In the event Tenant fails to be in compliance with either Covenant at the end of any fiscal quarter, an Event of Default shall exist unless within forty-five (45) days following the expiration of such quarter all of the following conditions are met: (i) Landlord has received from Tenant a plan which outlines in reasonable detail Tenant's plans to achieve Covenant compliance; (ii) Tenant's tangible net worth (determined in accordance with GAAP) at the end of such quarter is not less that $90 million; (iii) no other Event of Default exists and (iv) Tenant delivers to Landlord a security deposit (the "Security Deposit") in the amount of six (6) months' Basic Rent.

          (c) The Security Deposit shall be, at the election of Tenant, either cash ("Cash Security Deposit") or an irrevocable letter of credit (the "Letter of Credit") shall be issued by a bank reasonably acceptable to Landlord and in form and substance reasonably satisfactory to Landlord. Any Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof. If Tenant fails to renew any Letter of Credit by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on such Letter of Credit and to deposit the proceeds of such the Letter of Credit as a Cash Security Deposit in any account for the benefit of Landlord. The Cash Security Deposit shall not be commingled with other funds of Landlord or other Persons and, as long as no Event of Default exists, interest at day-in day-out passbook rate thereon shall be due and payable to Tenant on a quarterly basis.

          (d) If, at any time during the Term, Tenant achieves a rating on its senior unsecured debt (which may be a "shadow rating") of at least BBB from Standard & Poor's Corporation, Baa2 from Moody's Investor Services, Inc. or a comparable rating from any other nationally recognized rating agency acceptable to Landlord ("Required Rating"), the Security Deposit shall be returned to Tenant and, for so long as Tenant maintains the Required Rating, Tenant shall be deemed to be in compliance with the Covenants. If at any subsequent time Tenant's rating on its senior unsecured debt falls below the Required Rating the Covenants shall again be applicable, and if Tenant is not then in compliance with such Covenants Tenant shall within fifteen (15) days of the credit downgrade repost the Security Deposit.

          (e) If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or to withdraw the Cash Security Deposit from the above-described account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) any expense incurred by Landlord in curing any default of Tenant as permitted herein, and/or (iii) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default as permitted herein, including any rights of Landlord under Section 24 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its

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

estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned).

          (f) At such time as Tenant is back in compliance with the Covenants, or at the expiration of the Term, and so long as no Event of Default exists any Letter of Credit or the Cash Security Deposit then held by Landlord, as the case may be, shall be returned to Tenant.

          (g) Landlord shall have the right to designate a Lender as the beneficiary of the Letter of Credit or the Cash Security Deposit during the term of the applicable Loan, and such Lender shall have all of the rights and obligations of Landlord under this Section 34 with respect to the Security Deposit. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be reasonably requested by Landlord from time to time to change the holder of the Security Deposit as hereinabove provided.

     35.  NON-RECOURSE.

          (a) Notwithstanding anything to the contrary herein provided, if Landlord or any successor-in-interest of Landlord shall be an individual, joint venture, limited liability company, tenancy in common, firm or partnership, general or limited, or a corporation, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such individual or on the part of the members of such firm, partnership or joint venture or the officers, directors or shareholders of such corporation, with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of Landlord or such successor in interest in the fee estate of Landlord in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

          (b) Notwithstanding anything to the contrary herein provided, if Tenant or any successor-in-interest of Tenant shall be an individual, joint venture, limited liability company tenancy in common, firm or partnership, general or limited, or a corporation, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such individual or on the part of the members or limited partners of such firm, partnership or joint venture or the officers, directors or shareholders of such corporation, with respect to any of the terms, covenants and conditions of this Lease, and such exculpation of personal liability shall be absolute and without any exception whatsoever.

     36.  MISCELLANEOUS.

          (a) If any provision of the Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

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

          (b) The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of the Lease nor the intent of any provisions thereof.

          (c) Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease. Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

          (d) The Lease, Lease Summary Sheet, Exhibits A-K attached hereto and incorporated herein, the Seller/Lessee's Certificate, Memorandum of Lease and letter regarding the purchase of any Loan, contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing the Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

          (e) Each of Landlord and Tenant hereby agree that the Commonwealth of Massachusetts has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made and performed therein and all applicable law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate, enforcement of Landlord's rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding either or both of the Bedford Premises or the Danbury Premises pursuant to Paragraph 23 hereof shall be governed by and construed according to the Laws of the state in which the Premises to which the dispute relates is located, it being understood that, to the fullest extent permitted by law of such State, the law of the Commonwealth of Massachusetts shall govern the validity and the enforceability of the Lease, and the obligations arising hereunder. To the fullest extent permitted by law, Tenant hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Lease. Any legal suit, action or proceeding against Tenant arising out of or relating to this Lease may be instituted in any federal court sitting in Boston, Suffolk County, Massachusetts or state court sitting in the County of Middlesex, Commonwealth of Massachusetts, and Tenant waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such County and State, and Tenant hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Notwithstanding the foregoing, nothing herein shall prevent or prohibit Landlord

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

from instituting any suit, action or proceeding in any other proper venue or jurisdiction in which Tenant is located or where service of process can be effectuated.

          (f) By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute the Lease on behalf of such party. Upon either party's request, evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained shall be provided to the requesting party.

          (g) Without limiting any other Surviving Obligation which may survive the expiration or earlier termination of the Term, all obligations to indemnify, defend, or hold Landlord harmless, as set forth in this Lease, shall survive the expiration or earlier termination of the Term.

          (h) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and permitted assigns of the parties hereto.

          (i) Landlord hereby waives any right it may have to distrain upon trade fixtures or any property of Tenant and any landlord's lien or similar lien upon trade fixtures or any other property of Tenant, regardless of whether such lien is created or otherwise.

          (j) Landlord and Tenant each acknowledge and agree that it shall treat this transaction as a true lease for state law purposes and shall report this transaction as a lease for federal income tax purposes with landlord as the owner of the Premises and Tenant as the tenant of the Premises including (i) Landlord, as the owner of the Premises, shall be eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Premises and machinery and equipment therein, (ii) Tenant shall report its rent payments as rent expense under Section 162 of the Code, and (ii) Landlord shall report rent payments as rental income.

          (k) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Premises" shall mean "the Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

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

          (l) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord.

          (m) Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

          (n) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

          (o) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (p) If any party to this Lease shall institute an action to enforce the terms hereof, the prevailing party shall be entitled to reasonable attorneys' fees. Reasonable attorneys' fees shall be as fixed by the court. The "prevailing party" shall be the party which by law is entitled to recover its costs of suit, whether or not the action proceeds to final judgment.

          (q) Notwithstanding anything to the contrary contained herein, in no event shall either Landlord or Tenant be liable to the other for any indirect, special or consequential or punitive damages or loss of profits or business income arising out of or in connection with this Lease.

          (r) Landlord and Tenant each acknowledge and agree that it shall treat this transaction as a true lease for state law proposes and shall report this transaction as a lease for federal income tax purposes with Landlord as the owner of the Premises and Tenant as the tenant of the Premises including (i) Landlord, as the owner of the Premises, shall be eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Premises and machinery and equipment therein; (ii) Tenant shall report its rent payments as rent expense under Section 162 of the Code, and (ii) Landlord shall report rent payments as rental income. To the extent that any provision of this Lease causes this Lease to be categorized as a "capital lease" as opposed to an "operating lease", such provision shall, to the extent of such conflict, be deemed void, but otherwise this Lease shall continue in full force and effect.

                         [SIGNATURES ON FOLLOWING PAGE]

                     [SIGNATURE PAGE TO LEASE BY AND BETWEEN
                     BONE (DE) QRS 15-12, INC., AS LANDLORD,
                          AND HOLOGIC, INC., AS TENANT
        FOR 35 CROSBY DRIVE, BEDFORD, MA AND 36 APPLE RIDGE, DANBURY, CT]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as an instrument under seal as of the Commencement Date.

                                 LANDLORD:
                                 BONE (DE) QRS 15- 12, INC.,
                                 a Delaware corporation

                                 By: /s/ Edward V. LaPuma
                                     ----------------------------------------
                                     Edward V. LaPuma, Managing Director


                                 TENANT:
                                 HOLOGIC, INC.,
                                 a Delaware corporation

                                 By:__________________________________________
                                 Name:
                                 Title:

                     [SIGNATURE PAGE TO LEASE BY AND BETWEEN
                     BONE (DE) QRS 15-12, INC., AS LANDLORD,
                          AND HOLOGIC, INC., AS TENANT
        FOR 35 CROSBY DRIVE, BEDFORD, MA AND 36 APPLE RIDGE, DANBURY, CT]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as an instrument under seal as of the Commencement Date.

                                 LANDLORD:
                                 BONE (DE) QRS 15- 12, INC.,
                                 a Delaware corporation

                                 By: ________________________________________
                                 Name:
                                 Title:


                                 TENANT:
                                 HOLOGIC, INC.,
                                 a Delaware corporation

                                 By: /s/ Glenn P. Muir
                                    ------------------------------------------
                                 Name:  Glenn P. Muir
                                 Title: Treasurer & Executive Vice President,
                                        Finance & Administration

                                    EXHIBIT A

                    LEGAL DESCRIPTION OF THE BEDFORD PREMISES

That certain parcel of land situated in Bedford in the County of Middlesex, Commonwealth of Massachusetts being shown as Lot 12 on a plan of land entitled "Plan of Land in Bedford, Mass. (Middlesex County), Being a Subdivision of Lot 5 on Land Court Plan Number 34759C, Prepared for: Hologic, Inc., Scale 1" = 100'" by the BSC Group, Inc. dated July 26, 2002, and containing approximately 903,621 square feet as shown on said plan. Said parcel of land is shown as Lot 12 on Land Court Plan Number 34759F.

                                   EXHIBIT A-2

                    LEGAL DESCRIPTION OF THE DANBURY PREMISES

PARCEL 1:

     A certain piece or parcel of land, with the buildings and improvements thereon, located in the Town of Danbury. County of Fairfield and State of Connecticut, more particularly bounded and described as follows:

     Beginning at a point on the easterly highway line of Ye Old Road at the northwesterly corner of the herein described parcel, thence running in an easterly, southerly and easterly direction along the southerly boundary line of land now or formerly of Seymour R. Powers, Trustee, et als (Parcel "Br") the following courses and distances.

          N 70 DEG.  54' 11" E            320.000'
          S 19 DEG.  05' 49" E             69.445'
          N 72 DEG.  28' 55" E             93.118'

     to a point on the westerly highway line of Apple Ridge Road (property of Seymour R. Powers, Trustee, et als) and the northeasterly corner of the herein described parcel, thence running along said westerly highway line the following courses and distances:

          S 20 DEG. 05' 04" E              111.00'

     thence along a curve to the left with a central angle of 87' 00' 19", a radius of 365.00' and an arc length of 554.263' to a point, thence turning and running in a southerly direction along land of Seymour R. Powers, Trustee, et als on a course bearing S l7 DEG. 05' 23" E a distance of 91.332' to a point on the northerly boundary line of land now or formerly of Mary A. Farwell, thence turning and running along the northerly and westerly boundary lines of said Mary A. Farwell the following courses and distances:

          S 49 DEG. 44' 28" W              611.97'
          S 30 DEG. 30' 08" E              135.00'

     to a point on the northerly highway line of Ye Old Road, thence turning and running along the northerly and easterly highway lines of said Ye Old Road (an unimproved highway) the following courses and distances:

          S 57 DEG. 15'16" W             170.10'
          S 50 DEG. 48'11" W              37.62'
          S 52 DEG. 15'10" W              78.01'
          N 11 DEG. 49'23" W              36.98'
          N 13 DEG. 35'48" W             109.08'
          N 16 DEG. 35'03" W             201.38'
          N 15 DEG. 44'38" W             264.38'
          N 16 DEG. 19'21" W             186.64'

          N 23 DEG. 48'32" W               32.66'
          N 16 DEG. 56'54" W             234.849'

     to the point of place of beginning. Said parcel contains 10.973 Acres and is more particularly shown and described on a map entitled "ALTA/ACSM Land Title Survey, Plan of Land in City of Danbury, Connecticut, Prepared for Hologic, Inc.", Dated August 21, 2002 Prepared by the BSC Group, Inc., Rohan Freeman, L.S. 70046

     Together with the perpetual right to pass and repass over, through, under and across the entire length and width of a certain roadway shown and designated as Apple Ridge Road on the above referenced map, for the purpose of egress and ingress and for the purpose of obtaining water, gas electric and telephone service and other utilities, and for the purpose of installing thereon and thereunder all improvements, equipment and appurtenances required for such services and for such ingress and egress, to the above described premises from the public highway known as Kenosia Avenue.

     Together with a perpetual drainage and sewer easement as set forth in a deed from Seymour R. Powers to Seymour R. Powers, Trustee dated September 5, 1989 and recorded September 17, 1989 in Volume 931, Page 1002 of the Danbury Land Records. Said easement was partially released by instrument dated May 8, 1996 and recorded in Book 1147, Page 1142 of the Danbury Land Records.

     Together with the right to use, pass and repass for all purposes on, over, across and under the roadway known as Ye Old Road, Danbury, Connecticut.

     Together with the provisions of a Road Maintenance Agreement with Thermotrex Corporation dated as of March 31, 1993 and recorded in Book 1045, Page 238 of the Danbury Land Records.

     Together with a scenic view easement as set forth in (i) a warranty deed from Seymour R. Powers to Thermotrex Corporation dated March 26, 1993 and recorded April 1, 1993 in Book 1043, Page 819 of the Danbury Land Records; (ii) a warranty deed from Melvyn 1. Powers to Thermotrex Corporation dated March 30, 1993 and recorded April 1, 1993 in Book 1043, Page 826 of the Danbury Land Records; (iii) a trustee's deed from Melvyn 1. Powers and Union Trust Company, as trustees for Gary S. Kepniss, to Thermotrex Corporation dated March 30, 1993 and recorded April 1, 1993 in Book 1043, Page 833 of the Danbury Land Records;
(iv) a warranty deed from Alice Powers to Thermotrex Corporation dated March 26, 1993 and recorded April 1, 1993 in Book 1043, Page 812 of the Danbury Land Records; (v) a trustee's deed from Seymour R. Powers, as trustee of the Seymour
R. Powers Revocable Trust Agreement. to Thermotrex Corporation dated March 26, 1993 and recorded April 1, 1993 in Book 1043, Page 839 of the Danbury Land Records; and (vi) a quitclaim deed from Pow-Dan II Corporation to Thermotrex Corporation dated March 30, 1993 and recorded in Book 1043, Page 844 of the Danbury Land Records.

     Together with two perpetual easements for the maintenance of sewer and/or water lines in favor of the City of Danbury dated July 16, 1985 and recorded August 7, 1985 in Volume 744 at Page 162 of the Danbury Land Records.

     Together with a drainage and sewer easement as set forth in a Quit Claim Deed from Seymour R. Powers to Seymour R. Powers, Trustee for "Seymour R. Powers Revocable Trust Agreement" dated September 5, 1989 and recorded September 17, 1989 in Volume 931 at Page 1002 of the Danbury Land

Records. Said easement was partially released by instrument dated May 8, 1996 and recorded in Volume 1147 at Page 1142 of the Danbury Land Records.

     Together with an Easement Agreement in favor of The Southern New England Telephone Company dated April 11, 1986 and recorded April 29, 1986 in Volume 779 at Page 710 of the Danbury Land Records

     Together with Gas line easement in favor of The Connecticut Light and Power Company dated December 14, 1979 and recorded February 15, 1980 in Volume 635 at Page 472 of the Danbury Land Records.

     Together, Gas line easement in favor of The Connecticut Light and Power Company dated October 15, 1984 and recorded December 5, 1984 in Volume 720 at Page 506 of the Danbury Land Records.
Parcel 2

     A certain piece or parcel of land, with any buildings and improvements thereon, located in the Town of Danbury, County of Fairfield and State of Connecticut, which parcel contains 0.434 Acres more particularly shown and described on map No. 10206 of the Danbury Land Records and is more particularly bounded and described as follows:

     Beginning at a point on the easterly highway line of Ye Old Road at the southeasterly corner of the herein described parcel, thence running west S 78 DEG. 10' 37" W a distance of 17.50' to a point;

          Thence running N 13 DEG. 58'10" W a distance of 144.99' to a point;

          Thence running N 15 DEG. 22'00" W a distance of 57.18' to a point;

          Thence running N 15 DEG. 37'24" W a distance of 144.37' to a point;

          Thence running N 15 DEG. 0l'25" W a distance of 75.46' to a point;

          Thence running N 16 DEG. 49'37" W a distance of 152.31' to a point;

          Thence running N 16 DEG. 28'35" W a distance of 222.57' to a point;

          Thence running N l9 DEG. 57'59" W a distance of 35.75' to a point;

     Thence running N 17 DEG. 28'32" W a distance of 231.51' to a point; the last eight courses running along land now or formerly of Wooster School Corp;

     Thence running N 73 DEG. 03'06" E a distance of 18.95' to a point; which point marks the northeasterly corner of the herein described parcel;

          Thence running S 16 DEG. 56'54" E a distance of 234.849' to a point;

          Thence running S 23 DEG. 48'32" E a distance of 32.66' to a point;

          Thence running S 16 DEG. 19'21" E a distance of 186.64' to a point;

          Thence running S 15 DEG. 44'38" E a distance of 264.38' to a point;

     Thence running S 16 DEG. 35'03" E a distance of 201.38' to a point;

     Thence running S 13 DEG. 35'48" E a distance of 109.08 to a point;

Thence running S 11 DEG. 49'23" E a distance of 36.98' to the point and place of beginning; which last six courses are along Parcel 1 described herein.

                                    EXHIBIT B

                            DESCRIPTION OF EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by that certain Lease Agreement of even date hereof between Purchaser, as landlord, and Seller, as tenant, but excluding all trade fixtures and all personal property, including without limitation all machinery, office, manufacturing and warehouse equipment and furniture used in connection with the operation of Seller's business and which are not necessary to the operation of the buildings which constitute part of the Premises.

                                    EXHIBIT C

                             PERMITTED ENCUMBRANCES

BEDFORD PREMISES

1. Lease between BONE (DE) QRS 15-12, Inc. as landlord, and Hologic, Inc. as tenant, dated as of August 28, 2002 , a Memorandum of which is dated as of August 28, 2002 and recorded on September 6, 2002 as Document Number 1226707, and the terms and conditions of which include a right of first offer/right of first refusal and a right of subdivision and sale.

2. Unrecorded sublease between Hologic, Inc. as sublandlord and Phonetic Systems, Inc. as subtenant.

3. Unrecorded sublease between Hologic, Inc. as sublandlord and TechOnline, Inc. as subtenant.

4. Taxes and assessments which become due and payable subsequent to the date of policy, a lien not yet due and payable.

5. Provisions of the rights, easements and access easements reserved in a Deed from BASF Corporation to 35 Crosby Drive LLC, dated April 24, 1997 and filed as Document No. 1029886. NOTE: This policy insures against loss or damage arising from any material interference with the insured owner's use or enjoyment of the improvements currently located on the premises, which results from the exercise of rights by those entitled to utilize the said easements.

6. The flow of the natural watercourse shown as "Brook" on Land Court Plan 34759C, and as shown on the said survey plan.

7. The following matters shown on the plan of survey entitled, "ALTA/ACSM Land Title Survey Plan of Land in Bedford, Mass. (Middlesex County) Prepared for Hologic, Inc., Scale 1" = 40'" drawn by The BSC Group, Inc., dated February 24, 1997, revised December 16, 1997, June 11, 1998, August 24, 2000, and
     July 26, 2002:

          a. Volleyball court on the southerly portion of the premises encroaches onto adjacent property;
          b. Drain line runs from Drain Manhole 47' on Lot 7 into catch basin in northerly part of the premises;

          c. Drain line from Monitoring/pumping wells EW8, EW7, and EW6 on Lot 7 enters the northerly part of the premises;
          d. Underground Water, Gas and Telephone lines crossing the property along the westerly boundary.

NOTE: This policy affirmatively insures against loss or damage resulting from a final court order or decree requiring removal of the said encroachment by the volleyball court.

DANBURY PREMISES

1. Real estate taxes and municipal liens that are a lien not yet due and payable.

2. Electric distribution easement in favor of The Connecticut Light and Power Company dated January 8, 1980 and recorded February 14, 1980 in Volume 635 at Page 428 of the Danbury Land Records.

3. Restriction prohibiting the mining and removal of gravel or earth matters as set forth in a deed from Mary A. Farwell a/k/a Mary Farwell, et al to Seymour R. Powers, et al dated September 13, 1979 and recorded September 13, 1979 in Volume 629 at Page 565 of the Danbury Land Records.

4. Road Maintenance Agreement dated March 26, 1993 and recorded in Volume 1045 at Page 238 of the Danbury Land Records.

     NOTE: The Company affirmatively insures that as of the date of the Policy hereof that there are no payments due or owing on the above-referenced Road Maintenance Agreement.

5. The following matters as shown on the survey entitled, "ALTA/ACSM Land Title Survey, Plan of Land in City of Danbury Connecticut (Fairfield County)" drawn by BSC Group as Job No. 8.3014.00, dated and signed on August 27, 2002:

          a.   curb cuts crossing the easterly boundary of the property;
          b.   W/F shed crosses the 30' Rear Yard Setback line;

          c.   Remains of stone walls on westerly and southerly boundaries;
          d.   Stream encroaches onto property on the westerly boundary;

6. Terms and provisions of the Lease by and between BONE (DE) QRS 15-12, INC., as Landlord, and W.P. Carey & Co., LLC, as Tenant, dated August 22, 2002 and a Notice of which is recorded with said Deeds on September 4, 2002 at 3:02 P.M., including the terms and provisions of a Right of First Offer and Limited Right of First Refusal of Tenant to Purchase.

                                    EXHIBIT D

                               BASIC RENT PAYMENTS

     1.   Basic Rent During Initial Term.

          (a)  Basic Rent. Subject to the adjustments provided for in Paragraphs
(b), (c) and (d) below, Basic Rent payable in respect of the Term shall be $3,155,940.00 per annum, payable quarterly in advance on each Basic Rent Payment Date, in equal installments of $788,985 each. Pro rata Basic Rent for the period from the date hereof through the twenty-fourth day of November, 2002 shall be paid on the date hereof, and pro rata Basic Rent for the period from the twenty-fifth day of the last month of the Term through the last day of the last month of the Term shall be paid with the final quarterly installment of Basic Rent.

          (b) CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted on the First Rent Adjustment Date (as hereinafter defined) by the CPI adjustment be less than the annual Basic Rent in effect for the five (5) year period immediately preceding the First Rent Adjustment Date or with respect to each subsequent adjustment of Basic Rent be less than the annual Basic Rent in effect for the two (2) year period immediately preceding each such adjustment.

          (c) Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until September 1, 2007. As of September 1, 2007 (the "First Rent Adjustment Date") and on each second (2nd) anniversary of the First Rent Adjustment thereafter during the Initial Term, Basic Rent shall be adjusted to reflect increases in the CPI during the five (5) year period immediately preceding the First Rent Adjustment Date or with respect to each subsequent adjustment of Basic Rent, the most recent two (2) year period immediately preceding each of the foregoing anniversary dates (the First Rent Adjustment Date and each subsequent adjustment date being hereinafter referred to as the "Basic Rent Adjustment Date").

          (d)  Method of Adjustment for CPI Adjustment.

               (i) As of each Basic Rent Adjustment Date when the average CPI determined in clause (A) below exceeds the Beginning CPI (as defined in this Paragraph (d)(i)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (A) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (B) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (1) 200% of the product of such multiplication or
(2) 5.10% of the Basic Rent in effect immediately prior to the First Rent Adjustment Date and 8.16% of the Basic Rent in effect immediately prior to each subsequent Basic Rent Adjustment Date shall be added to the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date. As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring five (5) years earlier for the first adjustment of Basic Rent Adjustment and two (2) years earlier for each subsequent adjustment of Basic Rent. If the average CPI determined in clause (A) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing two (2) year period.

               (ii) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

               (iii) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

     2. Basic Rent During Extension Terms. The Basic Rent during each Extension Term (the "Extension Term Basic Rent") shall be equal to ninety-five percent (95%) of the Fair Market Rental Value of the Premises as determined in accordance with the process described below, for renewals of space in the vicinity of each of the Bedford Premises and the Danbury Premises of equivalent quality, size, utility and location, with the length of the Extension Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant's Extension Notice to extend the Term, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Basic Rent (including a breakdown of the Fair Market Rental Value for each of the Bedford Premises and the Danbury Premises) for the applicable Extension Term. Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Extension Term Basic Rent

("Tenant's Response Notice"). If Tenant fails timely to deliver Tenant's Response Notice, Landlord's determination of the Extension Term Basic Rent shall be binding on Tenant. If Tenant's Response Notice is timely delivered to Landlord and indicates that Tenant rejects Landlord's determination of the Extension Term Basic Rent, then the Fair Market Rental Value shall be determined in accordance with the procedure set forth in this Paragraph 2 of this Exhibit "D". In such event, within five (5) days after receipt by Landlord of Tenant's Response Notice, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, "Landlord's Appraiser" and "Tenant's Appraiser"). Landlord's Appraiser and Tenant's Appraiser shall then jointly select a third appraiser (the "Third Appraiser"). All of the appraisers selected shall be individuals with at least five (5) years' commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Fair Market Rental Value in accordance with the requirements and criteria set forth in Paragraph 2 of this Exhibit "D", employing the method commonly known as Baseball Arbitration, whereby Landlord's Appraiser and Tenant's Appraiser each sets forth its determination of the Fair Market Rental Value for each of the Bedford Premises and the Danbury Premises as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord's Appraiser and Tenant's Appraiser shall deliver their determinations of the Fair Market Rental Value for each of the Bedford Premises and the Danbury Premises to the Third Appraiser within ten (10) business days of their respective appointments and the Third Appraiser shall render his or her decision within ten (10) business days after receipt of both of the other two determinations of the Fair Market Rental Value for each of the Bedford Premises and the Danbury Premises. The Third Appraiser's decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and shall share equally in the cost of the Third Appraiser.

                                    EXHIBIT E

                       PERCENTAGE ALLOCATION OF BASIC RENT

               Bedford Premises              81.47%
               Danbury Premises              18.53%
                                            ------
               TOTAL                        100.00%

                                    EXHIBIT F

                                    COVENANTS

     1. Financial Covenants. So long as the Lease shall remain in effect Tenant and its Subsidiaries shall:

          (a) Maintain at the end of each fiscal quarter, commencing with the fiscal quarter ending September 30,2002, a Fixed Charge Coverage Ratio of not less than 1.20 to 1 for the four most recently completed fiscal quarters.

          (b) Maintain as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2002, a Total Debt/EBITDAR Ratio of not more than 4.5 to 1.

     2.   Definitions.

          For the purpose of this Exhibit "G" the following terms shall have the following meanings, and shall terms not otherwise specified herein shall have the meanings assigned to such terms in Paragraph 2 of this Lease.

          "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means the amount of the liability of any Person which in accordance with GAAP should be capitalized or disclosed on the balance sheet of such Person in respect of a Capital Lease.

          "EBITDAR" means, with respect to any fiscal period, the Tenant's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, depreciation and amortization, rental expense, and non-cash charges related to restructuring or acquisition for such period, as determined in accordance with GAAP.

          "Fixed Charge Coverage Ratio" shall mean as of any date of determination for the immediately preceding period of four (4) consecutive fiscal quarters, the ratio of (i) EBITDAR to (ii) the sum of (a) rental expense paid during such period and (b) Interest Expense.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

          "Indebtedness" means (a) all obligations of Tenant or its Subsidiaries for borrowed money, (b) all obligations of Tenant or its Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Tenant or its Subsidiaries in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of Tenant or its Subsidiaries under Capital Leases (excluding this Lease if same would be reclassified as a Capital Lease), (d) all obligations or liabilities of others secured by a Lien on any asset of Tenant or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations of Tenant or its Subsidiaries for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Tenant or its Subsidiaries' business and repayable in accordance with customary trade practices), and (f) any obligation of Tenant or its Subsidiaries guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to a Tenant or its Subsidiaries) any obligation of any other Person.

          "Interest Expense" means, for any period, consolidated total interest expense (including, without limitation, that portion of any Capitalized Lease Obligations attributable to interest expense in conformity with GAAP and amortization of capitalized interest) payable in cash during such period with respect to all outstanding Indebtedness of Tenant and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, prepayment charges, agency fees, administrative fees, commitment fees, net payment owed under any interest rate hedging, cap or similar agreement or arrangement, all as determined for Tenant and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

          "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgagee, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Real Property" means any estates or interests in real property now owned or hereafter acquired by Tenant or any of its Subsidiaries and the improvements thereto.

          "Subsidiary(ies)" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Total Debt" means all of the Indebtedness of Tenant and its Subsidiaries.

          "Total Debt/EBITDAR Ratio" shall mean the ratio of (a) Total Debt outstanding on the last day of such fiscal quarter to (b) EBITDAR for the immediately preceding period of four (4) consecutive fiscal quarters.

                                    EXHIBIT G

                               TERMINATION VALUES

                  YEAR           %       Bedford Premises    Danbury Premises
             ---------------   -----     ----------------    ----------------
                   1-2         103.0%          28,311,518           6,471,204
                   3-4         101.5%          27,899,215           6,376,963
                    5          100.0%          27,486,911           6,282,723
                   6-8          98.5%          27,074,607           6,188,482
                   9-11         97.0%          26,662,304           6,094,241
                  12-14         95.5%          26,250,000           6,000,000
                  15-18         94.0%          25,837,696           5,905,759
                  19-20         92.5%          25,425,393           5,811,518
             extension terms    91.0%          25,013,089           5,717,277

                                    EXHIBIT H

                      FORM OF LEASEHOLD MORTGAGE AGREEMENT

          This Leasehold Mortgage Agreement ("Agreement") is executed as of ____________________, 2002 by and among ____, a ____ ("Landlord") and HOLOGIC,
INC., a Delaware corporation ("Tenant") in favor of ___________________________, a _______________ (the "Leasehold Mortgagee").

                               W I T N E S S E T H

          Reference is made to that certain Lease dated ___________, 2002 between Landlord and Tenant (as the same may be amended from time to time, the "Lease"), a memorandum or notice of which has been recorded with the Registry District of the Land Court as Instrument No. _____, with respect to certain premises located at ____________________, and more particularly described in
Exhibit 1 attached hereto and incorporated herein.

          WHEREAS, Leasehold Mortgagee has or will lend certain sums to Tenant which are to be secured, in part, by a certain Leasehold Mortgage, Security Agreement and Fixture Financing Statement (including any amendments, revisions, modifications, renewals, extensions or replacements thereof, the "Leasehold Mortgage") on Tenant's interest in the property demised under the Lease and all improvements situated or to be constructed thereon (the "Leasehold").

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ASSENT. Landlord does hereby assent to such Leasehold Mortgage and to any subsequent sale or transfer of the Leasehold as provided in such security instrument.

2. ESTOPPEL. As of the date of this agreement, the Lease is in full force and effect; to Landlord's actual knowledge, no default has occurred by either Landlord or Tenant that has not been cured except ___________; and to Landlord's actual knowledge there is no condition which, with the passage of time or the giving of notice or both, would result in an Event of Default by Landlord or Tenant under the terms of the Lease except
     _____________.

3. REMOVAL OF COLLATERAL. To the extent permitted under the Leasehold Mortgage, Landlord agrees that Leasehold Mortgagee shall have the right to enter upon the Premises and remove from the Leasehold any of the Tenant's personal property which is located at, constructed upon or affixed to the Leasehold (specifically excluding those items described in Exhibit 2) ("Tenant's Property"), whenever Leasehold Mortgagee shall elect to enforce the security interests given by the Tenant therein, either during the term of the Lease or within sixty (60) days after the expiration or the early termination thereof, or for such additional period required by the entry of any order prohibiting Leasehold Mortgagee's timely enforcement of such rights, provided that from and after the expiration or early termination of the Lease Leasehold Mortgagee (i) shall pay the Basic Rent (as defined in the Lease) payable by Tenant immediately prior to such expiration or earlier termination, calculated on a per-diem basis until the day on which Leasehold Mortgagee completes such removal and (ii) shall pay, protect, indemnify, defend and hold harmless Landlord from and against any loss, claim or damage resulting from Leasehold Mortgage's entry onto the Premises. Furthermore, Landlord hereby disclaims any title to or rights in Tenant's Property and subordinates to Leasehold Mortgagee's security interests therein any landlord's lien, encumbrance or other interest which the Landlord may now or hereafter have or acquire therein under the Lease or applicable law.

4. ADDITIONAL LEASEHOLD MORTGAGEE PROTECTION PROVISIONS. The terms and conditions set forth below in this Section 4 shall be binding upon Landlord as if fully set forth in the Lease, and to the extent of any inconsistency between the terms and provisions contained in the Lease and the terms and conditions set forth below in this Section 4, the terms and conditions set forth below in this Section 4 shall govern and control:

     (a)  Notices to Leasehold Mortgagee; Leasehold Mortgagee's Right to Cure.

          (i) Landlord shall send to Leasehold Mortgagee, by hand delivery or nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) or by certified or registered mail, a true, correct and complete copy of any notice to Tenant of a default by Tenant under the Lease at the same time as and whenever any such notice of default shall be given by Landlord to Tenant, addressed to Leasehold Mortgagee at the address specified in Section 6 hereof or, if different, the address, if any, last furnished to Landlord by such Leasehold Mortgagee as provided in Section 6 hereof. No notice by Landlord shall be binding upon Leasehold Mortgagee unless and until a copy thereof shall have been so given to and received by Leasehold Mortgagee. Tenant irrevocably directs that Landlord accept, and Landlord agrees to accept, performance and compliance by Leasehold Mortgagee of and with any term, covenant, agreement, provision, condition or limitation on Tenant's part to be kept, observed or performed under the Lease with the same force and effect as though kept, observed or performed by Tenant.

          (ii) Notwithstanding anything provided to the contrary in the Lease, the Lease shall not be terminated because of a default or breach thereunder on the part of Tenant until and unless:

               (A) Written notice of any such default or breach shall have been delivered to the Leasehold Mortgagee in accordance with the provisions of Section 4(a)(i) above;

               (B) With respect to a default or breach that is curable solely by the payment of money, Leasehold Mortgagee has not cured such default or breach within fifteen (15) days following Leasehold Mortgagee's receipt (or refusal of delivery) of notice of such default; and

               (C) With respect to a breach that is not curable solely by the payment of money, Leasehold Mortgagee has not cured such default or breach within thirty (30) days following the expiration of any of Tenant's notice and cure periods set forth in the Lease, or, if such default or breach is curable but cannot be cured within such time period, such additional time reasonably necessary (but not in excess of sixty additional days) provided that (1) Leasehold Mortgagee has notified Landlord within such time period that it intends to cure such default or breach, (2) Leasehold Mortgagee has diligently commenced to cure such default or breach, and (3) Leasehold Mortgagee prosecutes such cure to completion.

     (b) Landlord's Consent. To the extent provided in the Leasehold Mortgage, Landlord hereby consents to any or all of the following:

          (i) The entry by the Leasehold Mortgagee upon the Leasehold during business hours, without notice to Landlord or Tenant, to view the state of the Leasehold;

          (ii) A default by Tenant under the Lease being deemed to constitute a default under the Leasehold Mortgage;

          (iii) An assignment to Leasehold Mortgagee of Tenant's right, if any, to terminate, cancel, modify, change, supplement, alter, or amend the Lease, including without limitation Tenant's right under Section 365(h)(1) of the Bankruptcy Code (hereinafter defined) to elect to treat the Lease as terminated, and an assignment of all of Tenant's other rights under the Bankruptcy Code;

          (iv) An assignment to Leasehold Mortgagee of Tenant's interest in any sublease now or hereafter entered into by Tenant, subject and subordinate in all respects to Landlord's rights under
               Section 10(g) of the Lease; and

          (v) The following rights and remedies (among others) to be available to the Leasehold Mortgagee upon the default under any Leasehold Mortgage:

               (A) The foreclosure of the Leasehold Mortgage pursuant to a power of sale, by judicial proceedings or other lawful means and the sale of the Leasehold to the purchaser at the foreclosure sale subject to the terms of Section 10 of the Lease;

               (B) The appointment of a receiver, irrespective of whether the Leasehold Mortgagee accelerates the maturity of all indebtedness secured by the Leasehold Mortgage;

               (C) The right of the Leasehold Mortgagee or the receiver appointed under subparagraph (B) above to enter and take possession of the Leasehold, to manage and operate the same, to collect the subrentals, issues and profits therefrom, subject and subordinate in all respects to Landlord's rights under Section 10(g) of the Lease, and any other income generated by the Leasehold or the operation thereof and to cure any default under the Leasehold Mortgage or any default by Tenant under the Lease; or

               (D) An assignment of Tenant's right, title and interest under the Lease in and to any deposit of cash, securities or other property which may be held to secure the performance of the Leasehold Loan Obligations, including without limitation the covenants, conditions and agreements contained in the Leasehold Mortgage, in the premiums for or dividends upon any insurance provided for the benefit of any Leasehold Mortgagee or required by the terms of the Lease, as well as in all refunds or rebates of taxes or assessments upon or other charges against the Leasehold, whether paid or to be paid, excepting, however, any right of Tenant in and to any Net Award which shall be held and applied as provided in the Lease.

     (c) Permitted Transfers. It is acknowledged that the Leasehold Mortgage may be assigned by

          Leasehold Mortgagee in accordance with its terms. No such transfer shall require the approval or consent of Landlord, provided, that, Landlord shall have no obligation to recognize as a substitute tenant any Person who is not in compliance with the applicable terms and conditions of Section 10 of the Lease, including Section 10(b).

     (d) New Lease to Leasehold Mortgagee. If the Lease is terminated because of rejection of the Lease by a trustee in bankruptcy without Leasehold Mortgagee's participation, then Leasehold Mortgagee may elect to demand a new lease of the Leasehold by written notice to Landlord within thirty (30) days after such rejection. Upon any such election, the following provisions shall apply:

          (i) The new lease shall be for the remainder of the term of the Lease, effective on the date of termination, at the same rent and shall contain the same covenants, agreements, conditions, provisions, restrictions and limitations as are then contained in the Lease (including without limitation options to purchase). Such new lease shall be subject to all existing subleases.

          (ii)    The new lease shall be executed by Landlord within thirty
               (30) days after receipt by Landlord of written notice of the Leasehold Mortgagee's or the election of such other acquiring person who shall be in compliance with the terms and conditions of Section 10 to enter into a new lease, including Section 10(b).

          (iii) If Tenant refuses to surrender possession of the Leasehold, Landlord shall, at the request of the Leasehold Mortgagee or the election of such other acquiring person who is in compliance with the terms and conditions of Section 10 (including Section 10(b)) institute and pursue diligently to conclusion the appropriate legal remedy or remedies to oust or remove Tenant and all subtenants actually occupying the Leasehold or any part thereof who are not authorized to remain in possession hereunder. Any such action taken by Landlord at the request of the Leasehold Mortgagee or such other acquiring person shall be at the Leasehold Mortgagee's or such other acquiring person's sole expense.

5.   BANKRUPTCY PROVISIONS.

     (a) If the Tenant shall reject the Lease pursuant to Section 365(a) of the Bankruptcy Code, the Landlord shall serve on the Leasehold Mortgagee written notice of such rejection, together with a statement of all sums at the time due under the Lease (without giving effect of any acceleration) and of all other defaults under the Lease then known to the Landlord. The Leasehold Mortgagee shall have the right, but not the obligation, to serve on the Landlord within thirty (30) days after service of the notice provided in the proceeding sentence, a notice that the Leasehold Mortgagee elects to (i) assume the Lease, and (ii) cure all defaults outstanding thereunder (x) concurrently with such assumption as to defaults in the payment of money, and (y) within sixty (60) days after the date of such assumption as to other defaults. If the Leasehold Mortgagee serves such notice of assumption, then, as between the Landlord and the Leasehold Mortgagee (i) the rejection of the Lease by the Tenant shall not constitute a termination of the Lease, (ii) the Leasehold Mortgagee may assume the obligations of the Tenant under the Lease without any instrument or assignment of transfer from the Tenant, (iii) the Leasehold Mortgagee's rights under the Lease shall be free and clear of all rights, claims and encumbrances of or in respect of the Tenant, and
          (iv) the Leasehold Mortgagee shall consummate the assumption of the Lease and the payment of the amounts payable by it to the Landlord pursuant to this Section at a closing to be held at the offices of the Landlord (or its attorneys) within thirty (30) days after the Leasehold Mortgagee shall have served the notice of assumption hereinabove provided. Upon a subsequent assignment of the Lease by the Leasehold Mortgagee, which assignment shall be subject in all respects to the terms and conditions of Section 10 of this Lease (including Section 10(b)), the Leasehold Mortgagee shall be relieved of all obligations and liabilities arising from and after the date of such assignment.

6. NOTICES. Any notices required or permitted hereunder shall be in writing and delivered by hand or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof), and addressed as follows:

     If to Tenant:                  Hologic, Inc.
                                    35 Crosby Drive
                                    Bedford, MA  01730
                                    Attention: Glenn Muir

          with a copy to:           Brown Rudnick Berlack Israels, LLP
                                    One Financial Center
                                    Boston, MA  02111
                                    Attention: Carl E. Axelrod, Esquire

     If to Landlord:                W.P. Carey & Co. LLC
                                    50 Rockefeller Plaza, Second Floor
                                    New York, NY 10020
                                    Attn: Asset Management

          with a copy to:           Reed Smith LLP
                                    2500 One Liberty Place
                                    1650 Market Street
                                    Philadelphia, Pennsylvania 19103-7301
                                    Attention: Chairman, Real Estate Department
                                    Telephone: 212-521-5418
                                    Facsimile: 212-521-5450

     If to Leasehold Mortgagee:
                                    ______________________
                                    ______________________
                                    ______________________
                                    ______________________

          with a copy to:
                                    ______________________
                                    ______________________
                                    ______________________
                                    ______________________
or to such other address as any party may designate by notice to the other parties.

7. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns.

8. CONTINUED EFFECTIVENESS OF THIS AGREEMENT. The terms of this Agreement, the subordination and the rights of the Leasehold Mortgagee, and the obligations of the Landlord and the Tenant arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any renewal, replacement, amendment, extension, substitution, revision, consolidation, modification or termination of any of the Leasehold Loan Obligations; (b) the validity or enforceability of any document evidencing or securing the Leasehold Loan Obligations; (c) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the Leasehold Loan Obligations; (d) any exercise or nonexercise of any right, power or remedy under or in respect of the Leasehold Loan Obligations; or (e) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Leasehold Loan Obligations, all whether or not any Landlord all have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto.

9. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

          Executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

                                    LANDLORD:

                                    By:
                                       ------------------------------
                                    Name:
                                         --------------------
                                    Title:
                                          -------------------

                                    TENANT: HOLOGIC, INC.

                                    By:
                                       ------------------------------
                                    Name:
                                         --------------------
                                    Title:
                                          -------------------

                                    LEASEHOLD MORTGAGEE

                                    By:
                                       ------------------------------
                                    Name:
                                         --------------------
                                    Title:
                                          -------------------

                                    EXHIBIT 1

                                LEGAL DESCRIPTION

                                    EXHIBIT 2

                                    EQUIPMENT

                                    EXHIBIT I

               FORM OF RECOGNITION, SUBORDINATION, NON-DISTURBANCE

                            AND ATTORNMENT AGREEMENT

     THIS RECOGNITION, SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made and entered into as of the ___ day of August, 2002, by and between TechOnLine Incorporated, a Delaware corporation, (the "Subtenant"), whose address is 35 Crosby Drive, Bedford, MA 01730, and BONE (DE) QRS 15-12, Inc., a Delaware corporation (the "Landlord"), whose address is c/o
W. P. Carey & Co., LLC, 50 Rockefeller Plaza, Second Floor, New York, New York 10020.

                               W I T N E S S E T H

     REFERENCE is hereby made to that certain lease dated August __, 2002, by and between Landlord, as landlord, and Hologic, Inc. ("Tenant"), as tenant (as it may be amended from time to time, the "Prime Lease") with respect to the properties commonly known as 35 Crosby Drive, Bedford, Massachusetts (the "Bedford Premises") and 36 Apple Ridge Way, Danbury, Connecticut (the "Danbury Premises").

     REFERENCE is also hereby made to that certain sublease dated April 20, 2000 by and between Tenant, as sublandlord, and Subtenant, as subtenant, as amended by that certain First Amendment to Lease dated as of February 28, 2002 and as further amended by that certain Second Amendment to Lease dated as of August __, 2002 (collectively, the "Sublease"), with respect to a portion of the Bedford Premises consisting of approximately 10,120 rentable square feet on the second
(2nd) floor of the building located on the Bedford Premises (the "Subleased Premises").

     WHEREAS, pursuant to that certain quitclaim deed dated August __, 2002 and that certain warranty deed dated August __, 2002, Landlord purchased the Bedford Premises and the Danbury Premises, respectively, from Tenant subject to the terms of the Prime Lease; and

     WHEREAS, the Lease requires that Landlord recognize the rights of Subtenant under the Sublease and agree not to disturb Subtenant's use and enjoyment of the Subleased Premises, and Landlord has agreed to recognize the rights of Subtenant under the Sublease and agrees not to disturb Subtenant's use and enjoyment of the Subleased Premises, subject to the terms and provisions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sublease Subordinate to Prime Lease. Tenant hereby subordinates the Sublease to the Prime Lease.

2. Tenant Not To Be Disturbed. So long as Subtenant is not in default (beyond any period given Subtenant by the terms of the Sublease to cure such default) in the payment of rent or additional rent or of any of the terms, covenants or conditions of the Sublease on Subtenant's part to be performed, (a) Subtenant's possession of the Subleased Premises, and its rights and privileges under the Sublease, including but not limited to any extension or renewal rights, if any, shall not be diminished or interfered with by Landlord, and (b) Landlord will not join Subtenant as a party defendant in any action or proceeding terminating Tenant's possession of the Bedford Premises unless such joinder is necessary to terminate such possession and then only for such purpose and not for the purpose of terminating the Sublease.

3. Tenant To Attorn To Landlord. If the Prime Lease is terminated pursuant to the terms thereof, the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant. Subtenant shall attorn to Landlord as its landlord, said attornment to be effective and self-operative without the execution of any further instruments.

4. Assignment of Sublease. Subtenant shall upon written notice from Landlord to Subtenant pay rent to Landlord at the address set forth in such notice.

5. Sublease Amendments. Subtenant shall not amend the Sublease without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to withhold its consent if such amendment (a) reduces the rent payable under the Sublease, (b) provides for expansion rights in the Bedford Premises, (c) extends the term of the Sublease in addition to Subtenant's current 5-year right to extend the term under the Sublease or (d) reduces any of the liabilities and obligations of Subtenant under the Sublease. Any such amendment made without Landlord's consent shall not be binding on Landlord.

6. Landlord's Right to Notice and Cure. Tenant covenants and agrees to: (a) concurrently give Landlord the same notices given to Tenant under the Sublease;
(b) provide Landlord with the same opportunities and rights as are available to Tenant under the Sublease to cure any of Tenant's defaults thereunder; and (c) accept Landlord's curing of any of Tenant's defaults under the Sublease as performance by Tenant thereunder.

7. Amendments. This Agreement may not be waived, changed, or discharged orally, but only by agreement in writing and signed by Landlord and Subtenant, and any oral waiver, change, or discharge of this Agreement or any provisions hereof shall be without authority and shall be of no force and effect.

8. Miscellaneous. Paragraph captions are included herein for reference only, and shall in no way constitute any part of this Agreement nor define or limit any of the provisions hereof. The invalidity of any provision of this Agreement, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon and shall inure to the benefit of the parties hereto and their representatives, successors and assigns. This Agreement shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

                      [signature page follows immediately]

 IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as an instrument under seal as of the date first above written.

                                   LANDLORD:

                                   BONE (DE) QRS 15-12, INC.,
                                   A DELAWARE CORPORATION

                                   By:
                                      ---------------------------------
                                   Name:
                                   Title:

                                   SUBTENANT:
                                   TECHONLINE INCORPORATED,
                                   A DELAWARE CORPORATION

                                   By:
                                      ---------------------------------
                                   Name:
                                   Title:

                          [ADD STATE ACKNOWLEDGEMENTS]

                                    EXHIBIT J

                              PLAN OF 3-ACRE PARCEL

[GRAPHIC APPEARS HERE]

                                    EXHIBIT K

                 TENANT'S POST-CLOSING ENVIRONMENTAL OBLIGATIONS

     Tenant shall conduct the following actions at the Danbury Premises and provide Landlord with quarterly status reports on or before December 10, 2002, March 10, 2003, June 10, 2003, September 10, 2003 and quarterly thereafter until satisfactory completion of all of the activities listed below. Tenant shall reimburse Landlord for all of Landlord's reasonable costs, including reasonable attorney fees, incurred by Landlord in reviewing Tenant's progress in completing the activities listed below.

     1. Not later than ten (10) days after the date of this Lease, Tenant, at Tenant's sole cost and expense, shall have prepared a Form III and an Environmental Condition Assessment Form in accordance with the provisions of the Connecticut Transfer Act, Conn. Gen. Stat. Sections 22a-134 et seq., and shall have filed such documents with the Connecticut Department of Environmental Protection ("CTDEP"). Tenant shall sign the Form III as the "Certifying Party".

     2. Within sixty (60) days after the date of this Lease, Tenant shall implement the investigation scope of work set forth in the attached proposal from Rizzo Associates.

     3. Within one-hundred and twenty (120) days after the date of this Lease, Tenant shall implement any additional investigation that may be required by CTDEP.

     4. Within one (1) year after the date of this Lease, Tenant shall complete all investigations required for the Danbury Premises unless otherwise agreed to in writing by Tenant and Landlord or unless the delay is solely attributable to or required by CTDEP.

     5. Within two (2) years after the date of this Lease, Tenant shall have implemented any required remediation unless otherwise agreed to in writing by Landlord and Tenant or unless the delay is solely attributable to or required by CTDEP.

     6. Tenant's obligations hereunder shall terminate upon receipt by Tenant and presentation to Landlord of a written certification or other approval from CTDEP (or, if the Danbury Premises is an LEP-lead site, from Rizzo Associates or another licensed environmental professional engineer reasonably acceptable to Landlord) which provides that no further investigation or remediation is required on the Danbury Premises.

     7. Tenant shall provide Landlord with draft copies of all substantive correspondence, investigative work plans, or reports ("Agency Communications") at least twenty (20) days prior to submission to CTDEP, except for the Form III and Environmental Condition Assessment Form referenced in Paragraph 1 above, which shall be provided to Landlord simultaneously with the filing thereof with CTDEP. Agency Communications shall not be submitted to CTDEP by Tenant until Tenant shall have received Landlord's written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall incorporate all reasonable modifications suggested by Landlord and the parties agree to use their best efforts to cooperate in resolving any disagreements over any proposed Agency Communications.

     8. Quarterly status reports required to be made by Tenant in accordance with the provisions of this Exhibit "K" and all proposed and final Agency Communications shall be addressed to:

          Donna Neiley
          Asset Management Department
          W. P. Carey & Co., Inc.
          50 Rockefeller Plaza
          2nd Floor
          New York, NY  10020
          (212) 492-1100 telephone
          (212) 429-3022 fax
          dneiley@wpcarey.com

with a second copy to:
          Louis A. Naugle, Esquire
          Reed Smith LLP
          435 Sixth Avenue
          Pittsburgh, PA  15219
          (412) 288-8587 telephone
          (412) 288-3063 fax
          lnaugle@reedsmith.com